                                                                    EXHIBIT 99.1


                              ACQUISITION AGREEMENT

                     dated as of the 28th day of June, 2000

                                      Among

               CERTAIN SHAREHOLDERS OF FASTLANE TECHNOLOGIES INC.

                               as Key Shareholders

                                     - and -

                                 RONALD P. DIZY

                           as the Shareholders' Agent

                                     - and -

                           FASTLANE TECHNOLOGIES INC.

                                 as the Company

                                     - and -

                               881229 ALBERTA LTD.

                                  as Purchaser

                                     - and -


                              QUEST SOFTWARE, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1  INTERPRETATION...................................................  2

           1.1  Definitions.................................................  2

           1.2  Schedules................................................... 11

           1.3  Construction................................................ 11

ARTICLE 2  THE OFFER........................................................ 12

           2.1  The Offer................................................... 12

           2.2  Company Approval of the Offer............................... 13

           2.3  Condition Precedent to the Offer............................ 13

           2.4  Company Co-operation........................................ 13

           2.5  Post-Offer Covenants........................................ 14

ARTICLE 3  PURCHASE PRICE................................................... 14

           3.1  Purchase Price.............................................. 14

           3.2  Allocation of Purchase Price................................ 14

           3.3  Closing Payment and Delivery of Exchangeable Shares......... 15

           3.4  S. 85(1) Election........................................... 15

ARTICLE 4  INTERIM MATTERS.................................................. 16

           4.1  General Maintenance......................................... 16

           4.2  Restricted Activities....................................... 17

           4.3  Interim Monitoring.......................................... 19

           4.4  Employee Matters............................................ 20

           4.5  Facilitation................................................ 20

           4.6  Breach of Representations and Warranties.................... 20

           4.7  Requisite Approvals; Reasonable Efforts..................... 20

           4.8  Exclusivity................................................. 20

           4.9  Covenants of the Key Shareholders........................... 21

ARTICLE 5  DUE DILIGENCE.................................................... 22

           5.1  Access to Assets and Information............................ 22

           5.2  Effect of Due Diligence..................................... 22

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----

ARTICLE 6  COMPLETION....................................................... 22

           6.1  Closing..................................................... 22

           6.2  Company's Deliveries........................................ 22

           6.3  Key Shareholders' Deliveries................................ 23

           6.4  Purchaser's Deliveries...................................... 24

           6.5  Purchaser's and Key Shareholders' Conditions Precedent...... 24

           6.6  Purchaser's Conditions Precedent............................ 25

           6.7  Key Shareholders' Conditions Precedent...................... 28

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................... 29

           7.1  Corporate Status; Enforceability............................ 29

           7.2  Capitalization.............................................. 31

           7.3  No Conflict................................................. 32

           7.4  Cultural Business........................................... 32

           7.5  Subsidiaries................................................ 32

           7.6  Financial Statements........................................ 33

           7.7  Absence of Certain Changes.................................. 33

           7.8  Properties.................................................. 35

           7.9  Accounts Receivable......................................... 35

           7.10 Indebtedness................................................ 36

           7.11 Litigation.................................................. 36

           7.12 Employees and Employee Benefit Plans........................ 36

           7.13 Insurance................................................... 37

           7.14 Contracts and Permits....................................... 38

           7.15 Corporate Records........................................... 39

           7.16 Powers of Attorney; Bank Accounts........................... 39

           7.17 Environmental Matters....................................... 40

           7.18 Affiliate Relationships..................................... 40

           7.19 No Termination of Business Relationship..................... 40

           7.20 Compliance with Law; Requisite Approvals.................... 41

           7.21 Intellectual Property....................................... 41

           7.22 Brokers or Finders.......................................... 46

           7.23 Taxes....................................................... 46

           7.24 No Undisclosed Liabilities.................................. 47

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----

           7.25 Change of Control Payments.................................. 47

           7.26 Workers' Compensation....................................... 48

           7.27 Stock Rights................................................ 48

           7.28 U.S. Antitrust Laws......................................... 48

           7.29 Disclosure.................................................. 48

ARTICLE 8  REPRESENTATIONS AND WARRANTIES OF THE KEY SHAREHOLDERS........... 48

           8.1  Representations and Warranties of Each Key Shareholder...... 48

           8.2  Representations and Warranties of Key Shareholder
                Corporations................................................ 50

ARTICLE 9  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................. 51

           9.1  Corporate Status; Enforceability............................ 51

           9.2  Capitalization.............................................. 51

           9.3  Exchangeable Shares......................................... 51

           9.4  No Conflict................................................. 52

           9.5  Governmental Approvals...................................... 52

           9.6  Litigation.................................................. 52

           9.7  Brokers or Finders.......................................... 52

ARTICLE 10 REPRESENTATIONS AND WARRANTIES OF QUEST.......................... 53

          10.1  Corporate Status; Enforceability............................ 53

          10.2  Capitalization.............................................. 53

          10.3  Exchangeable Shares......................................... 53

          10.4  No Conflict................................................. 54

          10.5  Governmental Approvals...................................... 54

          10.6  Litigation.................................................. 54

          10.7  SEC Filings; Financial Statements........................... 54

          10.8  Absence of Certain Changes or Events........................ 55

          10.9  Brokers or Finders.......................................... 55

ARTICLE 11 INDEMNIFICATION AND ESCROW FUND.................................. 55

          11.1  Indemnity and Escrow Fund................................... 55

          11.2  Escrow Period............................................... 57

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----

          11.3  Claims on Escrow Fund....................................... 57

          11.4  Objections to Claims........................................ 57

          11.5  Attempt to Resolve Conflicts; Arbitration................... 57

          11.6  Shareholders' Agent......................................... 59

          11.7  Actions of the Shareholders' Agent.......................... 59

          11.8  Third-Party Claims.......................................... 59

          11.9  Limitations................................................. 60

          11.10 Recourse.................................................... 60

ARTICLE 12 QUEST GUARANTEE; MATTERS RELATING TO REGISTRATION RIGHTS......... 61

          12.1  Quest Guarantee............................................. 61

          12.2  Suspension of Sales......................................... 61

          12.3  Notice of Sales............................................. 61

          12.4  Indemnity................................................... 62

          12.5  Indemnification Procedures.................................. 63

ARTICLE 13 TERMINATION...................................................... 63

          13.1  Termination................................................. 63

          13.2  Non-Solicitation of Employees............................... 65

          13.3  Survival of Obligations Upon Termination.................... 65

ARTICLE 14 GENERAL.......................................................... 65

          14.1  Public Announcement; Disclosure............................. 65

          14.2  Mutual Drafting............................................. 66

          14.3  Brokers' Fees............................................... 66

          14.4  Notices..................................................... 66

          14.5  Transaction Expenses........................................ 66

          14.6  Assignment.................................................. 67

          14.7  Governing Law............................................... 67

          14.8  Enurement; No Third Party Beneficiaries Rights.............. 67

          14.9  Further Assurances.......................................... 67

          14.10 Amendment; No Waiver........................................ 67

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----

          14.11 Non-Merger; Survival........................................ 68

          14.12 Severability................................................ 68

          14.13 Other Remedies.............................................. 68

          14.14 Specific Performance........................................ 68

          14.15 Action by Key Shareholders.................................. 68

          14.16 Entire Agreement............................................ 69

          14.17 Counterpart Execution.......................................S-1

                                    SCHEDULES

Schedule A     Disclosure Schedule

Schedule B     Form of Escrow Agreement

Schedule C     Form of Exchangeable Share Provisions

Schedule D     Form of Exchange Trust Agreement

Schedule E     Form of Support Agreement

Schedule F     Illustrative Example of Sections 3.2(d) and 3.2(e) Calculations

Schedule G     Addresses for Notices

                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT dated as of June 28, 2000,

BETWEEN:


         ERIC KITCHEN, an individual residing in the City of Halifax in the Province of Nova Scotia, DAVID SEGUIN, an individual residing in the City of Kanata in the Province of Ontario, ALCATEL NETWORKS CORPORATION, a company constituted under the Canada Business Corporations Act, 10729 NEWFOUNDLAND LIMITED, a company incorporated pursuant to the laws of the Province of Newfoundland, and ONTARIO TEACHERS PENSION PLAN BOARD, a non-share capital corporation governed by the laws of the Province of Ontario

         (each, individually a "KEY SHAREHOLDER" and collectively, the "KEY SHAREHOLDERS")

                                     - and -

         RONALD P. DIZY, as the Shareholders' Agent

                                     - and -

         FASTLANE TECHNOLOGIES INC., a company continued under the Canada Business Corporations Act

         (the "COMPANY")

                                     - and -

         881229 ALBERTA LTD., a company incorporated pursuant to the laws of Alberta

         (the "PURCHASER")

                                     - and -

         QUEST SOFTWARE, INC., a company incorporated pursuant to the laws of the State of California

         ("QUEST")

         A. The Key Shareholders are the owners of approximately eighty-three and nine-tenths percent (83.9%) of the issued and outstanding shares of the capital stock of the Company; and

         B. The Key Shareholders have agreed to sell and transfer, and the Purchaser has agreed to purchase and accept, on the terms and conditions hereinafter set forth, all of the Key Shareholders' right, title, estate and interest in and to such shares;

         Accordingly, the parties covenant and agree with one another as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

         In this Agreement, including the recitals and the Schedules hereto:

         "AFFILIATE" means, with respect to any person, any other person that is affiliated with such person, and for the purposes of this Agreement:

              (i) two persons will be considered to be affiliated with one another if one of them controls the other, or if both of them are controlled by a common third person, and

              (ii) one person will be considered to control another person if it has the power to direct or cause the direction of the management and policies of the other person, whether directly or indirectly, through one or more intermediaries or otherwise, and whether by virtue of the ownership of shares or other equity interests, the holding of voting rights or contractual rights, or otherwise.

         "AGREEMENT" means this Acquisition Agreement together with the Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "ASSETS" means all of the assets and property of the Company and its Subsidiaries, whether tangible or intangible, real or personal, and including the Principal Assets.

         "AVERAGE PRICE OF QUEST COMMON STOCK" shall be deemed to be $47 per share of Quest Common Stock; provided that for purposes of Section 11.3(b), with respect to any day on which Escrow Shares are delivered out of the Escrow Fund, the Average Price of Quest Common Stock means the per share average of the closing prices of one share of Quest Common Stock, as reported by Nasdaq over the period of twenty (20) consecutive trading days ending on the trading day immediately preceding such day on which Escrow Shares are so delivered.

         "BUSINESS DAY" means any day of the week except Saturday, Sunday or any statutory holiday in Ottawa, Ontario.

         "CLAIM CERTIFICATE" has the meaning given such term in Section 11.3(a).

         "CLOSING" has the meaning given such term in Section 6.1.

         "CLOSING DATE" has the meaning given such term in Section 6.1.

         "CLOSING PAYMENT" means the cash portion of the Purchase Price payable to the Key Shareholders in accordance with Section 3.2, as adjusted in accordance with Section 3.3(b).

         "COMPANY" has the meaning given such term in the preamble to this Agreement.

         "COMPANY BUSINESS" means the business of the Company and its Subsidiaries, including the business of developing, distributing, supporting and marketing Company Products.

         "COMPANY OPTION VALUE" has the meaning given such term in Section
         3.2(e).

         "COMPANY OPTIONS" means, as of the date of determination thereof, the unexercised options to acquire shares in the capital stock of the Company as of such date.

         "COMPANY PRODUCTS" means all software, hardware, goods and services sold, licensed, distributed or provided by the Company or its Subsidiaries, whether on a wholesale or retail basis, to their respective distributors and customers, including the Company's entire suite of directory management application software.

         "COMPANY SHARES" means, as of the date of determination thereof, the issued and outstanding shares in the capital stock of the Company as of such date.

         "COMPANY SHARES AND OPTIONS" means all of the Company Shares and Company Options.

         "COMPANY TRANSACTION EXPENSES" means any and all costs and expenses of the Company and its Subsidiaries incurred in connection with this Agreement and the transactions contemplated herein, including fees and expenses of legal counsel, financial and business advisors and accountants.

         "CONFIDENTIAL DISCLOSURE DOCUMENT" means the Confidential Disclosure Document provided to the Purchaser on June 28, 2000.

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality and Non-Disclosure Agreement dated April 13, 2000 between Quest and the Company.

         "CONTESTED DAMAGES" has the meaning given such term in Section 11.5(d).

         "DAMAGES" has the meaning given such term in Section 11.1(a).

         "DIRECTORS' CIRCULAR" has the meaning given such term in Section
         2.2(b).

         "DISCLOSURE SCHEDULE" means Schedule A.

         "EMPLOYEES" means all of the employees of the Company and its Subsidiaries as of the date of this Agreement, as further described in
         Section 7.12(a) of the Disclosure Schedule.

         "ENVIRONMENTAL LAW" means any federal, provincial, local or other statute, regulation or rule, any judicial or administrative order or judgement or written administrative request of any Governmental Authority, or any provision or condition of any permit, license or other operating authorization of any Governmental Authority, applicable to the Company or any of its Subsidiaries, the Company Business or the Assets, and relating to protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, use, treatment, storage or disposal of, any chemical raw material, pollutant, contaminant or toxic, corrosive, hazardous or non-hazardous substance or waste.

         "ESCROW AGENT" means Montreal Trust Company of Canada, in its capacity as the Escrow Agent under the Escrow Agreement.

         "ESCROW AGREEMENT" means an Escrow Agreement in the form attached hereto as Schedule B, between Montreal Trust Company of Canada, as escrow agent thereunder, the Purchaser and the Shareholders' Agent, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "ESCROW FUND" has the meaning given such term in Section 11.1(b).

         "ESCROW PERIOD" has the meaning given such term in Section 11.2.

         "ESCROW PROPERTY" means the Escrow Shares and any other property held in the Escrow Fund from time to time in accordance with the terms of this Agreement and the Escrow Agreement.

         "ESCROW SHARES" has the meaning given such term in Section 11.1(b).

         "EXCHANGE ACT" has the meaning given such term in Section 10.7(a).

         "EXCHANGE TRUST AGREEMENT" means an Exchange Trust Agreement in the form attached hereto as Schedule D between Quest, the Purchaser and Montreal Trust Company of Canada, as the Trustee thereunder for the benefit of each of the Securityholders, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "EXCHANGEABLE SHARE OPTIONS" means options to acquire Exchangeable Shares in accordance with the terms of this Agreement and the Offer.

         "EXCHANGEABLE SHARE PROVISIONS" means an Amendment to the Articles of Incorporation of the Purchaser to be in effect as of the Closing Date and consisting of the

         Provisions Attaching to Exchangeable Non-Voting Shares in the form attached hereto as Schedule C, as such provisions may be amended, supplemented or otherwise modified from time to time.

         "EXCHANGEABLE SHARES" means the exchangeable non-voting preferred shares in the capital stock of the Purchaser, which shares have the rights and conditions set forth in the Exchangeable Share Provisions.

         "EXPIRY DATE" has the meaning given such term in Section 2.1(d).

         "EXPIRY TIME" has the meaning given such term in the Takeover Bid Circular.

         "FINANCIAL STATEMENTS" means the audited annual consolidated financial statements of the Company and its Subsidiaries dated as of December 31, 1999, attached as Section 7.6 of the Disclosure Schedule.

         "GAAP" means generally accepted accounting principles in Canada.

         "GOVERNMENTAL AUTHORITY" means any federal, provincial, state, local or other governmental or other regulatory authority.

         "HARDWARE" means all computer hardware, peripherals, machine tools, administrative equipment, testing equipment and all other equipment owned, leased, or used by the Company or its Subsidiaries other than Software.

         "HAZARDOUS MATERIALS" means any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

         "INTELLECTUAL PROPERTY" means all: (i) inventions, discoveries, designs and all improvements thereto (whether patentable or not), and all patents, patent applications and patent disclosures and utility models, together with all re-issuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof; (ii) trademarks, service marks, famous names, trade names (in each case whether registered or not), Internet domain names and corporate names and applications, registrations and renewals related thereto (or portions thereof); (iii) copyrights, including moral rights, and applications, registrations, and renewals related thereto; (iv) trade secrets, confidential business information, know-how and any designs, methods, processes, techniques and systems relating to know-how; (v) databases;
         (vi) industrial designs; (vii) integrated circuit topographies or mask works; and (viii) other intellectual property rights of any kind whatsoever.

         "INTERIM PERIOD" means the period from the date of this Agreement to the earlier of the completion of the Closing and the termination of this Agreement.

         "KEY EMPLOYEES" means Jan Kaminski, Eric Kitchen, David Seguin, Jean Pierre Jauvin, David Waugh, Jean-Jean Vanasse, Ron Spencer and Keith Miller.

         "KEY SHAREHOLDER" and "KEY SHAREHOLDERS" have the meanings given such terms in the preamble to this Agreement.

         "LIABILITIES" means all debts, obligations and liabilities of any nature whatsoever (whether absolute or contingent, known or unknown, accrued or unaccrued, or due or to become due) to which the Company or any of its Subsidiaries is at any time subject, including all accrued and contingent debts, obligations and liabilities in respect of Taxes, all accrued and contingent debts, obligations and liabilities to the past or present employees of the Company or any of its Subsidiaries or any of them for salary, wages, bonuses, holiday pay, vacation and other earned time off with pay and other forms of recompense or reward, and all accrued and contingent guarantee and indemnification obligations and other liabilities of any nature.

         "LICENSED SOFTWARE" means all software that has been licensed to the Company or its Subsidiaries and that is a component of, incorporated in, bundled with, or specifically required to develop, modify, use or support the Company Products, but does not include commercially available off-the-shelf software used to support the services sold, distributed or provided by the Company or its Subsidiaries.

         "MAJORITY KEY SHAREHOLDERS" means, at the time of the determination thereof, (i) prior to the Closing, Key Shareholders owning of record not less than fifty-one percent (51%) of the Company Shares owned of record by all of the Key Shareholders at such time, and (ii) after the Closing, Key Shareholders owning of record not less than fifty-one percent (51%) of the Escrow Shares owned of record by all of the Key Shareholders at such time.

         "MATERIAL ADVERSE EFFECT" means any change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to: (i) the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) the operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (iii) the Assets, or
         (iv) the Company Business.

         "MATERIAL AUTHORIZATIONS" means all licences, permits, concessions, franchises and other governmental and regulatory endorsements, approvals and authorizations required or reasonably necessary to conduct the Company Business, or to own, use or protect any of the Assets, in each case in a proper, efficient and lawful manner.

         "MATERIAL CONTRACTS" means, with respect to the Company and each of its
         Subsidiaries:

         (i) all agreements, contracts and commitments, whether written or oral, between the Company or any of its Subsidiaries and any party to whom the Company or such Subsidiary provides products or services, which are either out of the ordinary course of business consistent with past practice or involve or could reasonably be expected to involve payments to the Company or such Subsidiary of more than $100,000 in the aggregate during any 12-month period;

         (ii) all agreements, contracts and commitments (except for real property leases, equipment lease contracts, evidence of indebtedness and insurance contracts), whether written or oral, between the Company or any of its Subsidiaries and any party to whom the Company or such Subsidiary is obligated, or can reasonably be expected to be obligated, to pay more than $25,000 in the aggregate during any 12-month period;

         (iii) any agreement, contract or commitment for the license of the Company's Intellectual Property expected to involve payments to the Company or any of its Subsidiaries of more than $50,000 in the aggregate, including any marketing, development, sublicense, original equipment manufacturer, reseller or other strategic distribution agreement;

         (iv) all agreements, contracts and commitments limiting or restricting in any manner whatsoever the use by the Company or any of its Subsidiaries of any of the Proprietary Software and Licensed Software or the Company's Intellectual Property;

         (v) all agreements, contracts and commitments containing any covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete, directly or indirectly, with any person;

         (vi) all agreements, contracts and commitments containing, to the knowledge of the Company and its Subsidiaries, any covenant limiting the freedom of any Employee or consultant of the Company or any of its Subsidiaries to engage in any line of business or compete, directly or indirectly, with any person;

         (vii) all agreements, contracts and commitments of indemnification or guaranty other than the standard warranty and indemnification of customers in the ordinary course of business consistent with past practice;

         (viii) all agreements, contracts and commitments relating to the disposition or acquisition of (a) assets not in the ordinary course of business consistent with past practice or (b) any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (ix)   all Proprietary Rights Agreements;

         (x) all agreements, contracts and commitments pursuant to which the Company or any of its Subsidiaries grants exclusive rights to a third party, including those granting exclusive territories for the distribution of the Company Products or exclusive use of any Intellectual Property of the Company;

         (xi) all agreements, contracts and commitments relating to source code, including any source code escrow agreements;

         (xii) all agreements, contracts and commitments pursuant to which any person grants rights to the Company or any of its Subsidiaries relating to any Licensed Software required to operate the Proprietary Software or the Company Products;

         (xiii) all agreements, contracts and commitments with any present or former employee or consultant relating to severance payments that become payable as a result of the consummation of the transactions contemplated hereunder; and

         (xiv) any other agreements, contracts or commitments, the loss of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         "NASDAQ" means the Nasdaq National Market or, if the shares of Quest Common Stock are not then quoted on the Nasdaq National Market, such other stock exchange or automated quotation system on which the shares of Quest Common Stock are listed or quoted.

         "NON-KEY SHAREHOLDERS" means all of the owners of any of the Company Shares and Options other than the Key Shareholders.

         "OFFER" has the meaning given such term in Section 2.1(a).

         "OPTION EXCHANGE RATIO" means the quotient obtained by dividing (i) an amount equal to the Purchase Price divided by the Average Price of Quest Common Stock by (ii) the aggregate number of Company Shares and Options.

         "PERMITTED ENCUMBRANCES" means the liens, security interests and other encumbrances created pursuant to any of the following:

              (i) the General Security Agreement dated December 12, 1996, as it relates to the Offer of Credit Facilities from the Royal Bank of Canada set out in the correspondence dated May 26, 1999, in favour of the Royal Bank of Canada;

              (ii) the Demand Debenture dated April 21, 1997 in the amount of $10,000,000 payable to Newbridge Networks Corporation (now Alcatel Networks Corporation); and

              (iii) leases for equipment entered into in the ordinary course of business consistent with past practice;

         in each case as it exists as of the date hereof without any amendments or modifications thereto.

         "PRINCIPAL ASSETS" means the Intellectual Property, Software, Hardware and any other asset or property owned by the Company or any of its Subsidiaries that is or is reasonably likely to be material to the Company Business.

         "PROPRIETARY RIGHTS AGREEMENT" means any agreement or contract with, or commitment of, any present or former employee or consultant of the Company or any of its Subsidiaries relating to non-disclosure, confidentiality, assignment of inventions or proprietary rights, non-competition and/or non-solicitation.

         "PROPRIETARY SOFTWARE" means all software assigned to, owned by or created by or for the Company, including all software listed as proprietary software in Section 7.21 of the Disclosure Schedule and all derivative works from, and modifications and developments of, Licensed Software that are owned by the Company or its Subsidiaries as provided for in the Licensed Software licenses.

         "PURCHASE PRICE" has the meaning given such term in Section 3.1(a).

         "PURCHASER" has the meaning given such term in the preamble to this Agreement.

         "QUEST" has the meaning given such term in the preamble to this Agreement.

         "QUEST COMMON STOCK" means the common stock of Quest.

         "QUEST SEC REPORTS" has the meaning given such term in Section 10.7(a).

         "RECENT SEC REPORTS" has the meaning given such term in Section
         10.7(a).

         "REGISTRABLE SECURITIES" has the meaning given such term in the Exchange Trust Agreement.

         "REGISTRATION STATEMENT" has the meaning given such term in the Exchange Trust Agreement.

         "REQUISITE APPROVALS" means all consents, approvals and authorizations of any nature whatsoever required to be obtained in connection with the sale and transfer of the Company Shares and Options to the Purchaser pursuant hereto and to the Offer and all other transactions contemplated hereunder, including the issuance of the Exchangeable Shares and the issuance of the shares of Quest Common Stock for which such Exchangeable Shares are exchangeable.

         "SEC" has the meaning given such term in Section 10.7(a).

         "SECURITIES ACT" has the meaning given such term in the Exchange Trust Agreement.

         "SECURITYHOLDERS" means, collectively, the Key Shareholders and the Non-Key Shareholders.

         "SHARE EXCHANGE RATIO" means the quotient obtained by dividing the aggregate number of Exchangeable Shares to be issued as determined in accordance with Section 3.2(a) by the number of Company Shares.

         "SHAREHOLDERS' AGENT" has the meaning given such term in Section
         11.6(a).

         "SHAREHOLDERS' SOLICITORS" means Borden Ladner Gervais LLP.

         "SOFTWARE" means all of the computer software programs (or portions thereof) and all components thereof, including Proprietary Software and Licensed Software and all related source and object codes, related documentation, and all derivatives and versions thereof, including all those in development, used, developed, marketed, distributed or licensed by the Company or its Subsidiaries.

         "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than fifty percent (50%) of the securities or other ownership interests having ordinary voting power is, or with respect to which rights to control management (pursuant to any contract or other agreement or otherwise) are, at the time as of which any determination is being made, owned, controlled or held by such person or one or more subsidiaries of such person.

         "SUPPORT AGREEMENT" means a Support Agreement in the form attached hereto as Schedule E between Quest and the Purchaser, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "TAKEOVER BID CIRCULAR" has the meaning given such term in Section 2.1(b).

         "TAXES" means any federal, provincial, municipal or foreign jurisdiction taxes, or assessments in the nature of taxes, of any nature whatsoever (including income taxes, capital taxes, sales taxes, goods and services taxes, property taxes, social security taxes, stamp taxes, value added taxes and use taxes), and includes any interest, penalty or other additional obligation associated therewith.

         "TRADE PAYABLES" means current trade payables incurred in the ordinary course of business consistent with past practice.

         "WARRANTY OBLIGATIONS" means all contracts, licenses, policies and agreements, whether written or oral, wherein or whereby the Company or any of its Subsidiaries has agreed to, or has assumed any obligation or duty to, warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability in respect of any of the Company's products or services, or to provide a right of rescission with respect to the infringement or misappropriation by the Company or another person of the Intellectual Property of any person.

         "YEAR 2000 COMPLIANT" means that the information technology is designed to be used prior to, during and after the calendar year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

1.2 SCHEDULES

         The following schedules are annexed to this Agreement and form a part hereof:

                  Schedule A  Disclosure Schedule
                  Schedule B  Form of Escrow Agreement
                  Schedule C  Form of Exchangeable Share Provisions
                  Schedule D  Form of Exchange Trust Agreement
                  Schedule E  Form of Support Agreement
                  Schedule F  Illustrative Example of Sections 3.2(d) and 3.2(e)
                              Calculations
                  Schedule G  Addresses for Notices

1.3 CONSTRUCTION

         (a) In this Agreement, unless otherwise expressly stated:

             (i) references to a "party" or "parties" are references to a party or parties to this Agreement, and references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Agreement and not to any particular Article, Section, subsection, clause or Schedule;

             (ii) references to an "Article", "Section", "subsection", "clause" or "Schedule" are references to an Article, Section, subsection, clause or Schedule of or to this Agreement;

             (iii) references to dollar amounts are references to United States dollars;

             (iv) words importing the singular shall include the plural and vice versa, words importing gender shall include the masculine, feminine and neuter genders;

             (v) references to a "person" or "persons" shall include individuals, corporations, partnerships, associations, Governmental Authorities and other entities, all as may be applicable in the context;

             (vi) the table of contents and the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

             (vii) the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation";

             (viii) where a word or phrase is defined, its derivatives or other grammatical forms have a corresponding meaning;

             (ix) "knowledge" and the phrase "to the knowledge", as the case may be, and similar expressions shall mean and be interpreted, with respect to any person, as being the knowledge, information and belief of such person after reasonable inquiry, and to the extent that such reasonable inquiry was not conducted, to the knowledge, information and belief that a reasonable person would have had if such inquiry had been conducted;

             (x) references to a statute, regulation or other legal enactment include all of its amendments and re-enactments;

             (xi) references to a manner of conduct include any omission, representation, statement or undertaking, whether or not in writing; and

             (xii)   time is of the essence.

         (b) Applicable information disclosed with specificity on the Disclosure Schedule with reference to any section of Article 7 or 8 of this Agreement shall not be deemed to be disclosed under and incorporated into any other section of
Article 7 or 8 of this Agreement relating to the same subject matter unless such other section is expressly cross-referenced where such information is disclosed. Notwithstanding the foregoing, the mere listing by name and date of any agreement or other document or the mere attachment of any agreement or other document on or to the Disclosure Schedule shall not be deemed an exception to any section of Article 7 or 8 of this Agreement unless a specific reference is included in the Disclosure Schedule to the particular provision in such agreement or other document that gives rise to the exception to such section of this Agreement.


                                   ARTICLE 2
                                   THE OFFER

2.1 THE OFFER

         (a) Subject to the terms and conditions of this Agreement, the Purchaser shall, as soon as reasonably practicable, but not later than ten (10) Business Days following the date of this Agreement, mail to the Securityholders an offer to purchase all of the outstanding Company Shares and Options for the Purchase Price (such offer, as may be amended from time to time as permitted under this Agreement, is hereinafter called the "OFFER").

         (b) The Offer shall be made in substantially the form of the Takeover Bid Offer and Circular circulated to the parties hereto as of the date hereof (the "TAKEOVER BID CIRCULAR").

         (c) The Offer shall be subject to and only to the conditions set forth in Sections 6.5 and 6.6. The Purchaser expressly reserves the right to modify the terms of the Offer and to waive, in whole or in part, any condition of the Offer except that, without the prior written consent of the Key Shareholders, the Purchaser shall not reduce the consideration offered under the Offer, change the form of consideration payable under the Offer, or modify the terms and conditions of the Offer in such a manner that makes the Offer less favorable to the Key Shareholders.

         (d) The Offer shall expire twenty-one (21) days after the date of the mailing of the Offer (or, if such expiry date is not a Business Day, on the next following Business Day), provided that the Offer may be extended from time to time, at the sole discretion of the Purchaser, if the conditions thereto set forth in Sections 6.5 and 6.6 are not satisfied on the expiry date of the Offer (such date of expiry, as it may be extended in accordance with this Section 2.1(d), the "EXPIRY DATE"). Subject to the satisfaction or waiver of the conditions set forth in Sections 6.5 and 6.6, the Purchaser shall within the time periods required by law take up and pay for all Company Shares and Options validly tendered (and not properly withdrawn) pursuant to the Offer. The Purchaser shall use its reasonable commercial efforts to consummate the Offer, subject only to the terms and conditions hereof.

2.2 COMPANY APPROVAL OF THE OFFER

         (a) The Company represents that its board of directors, upon consultation with its advisors, has determined at meeting held on June 28, 2000 unanimously by those in attendance that:

             (i)  the Offer is fair to the Securityholders; and

             (ii) the board of directors of the Company will recommend that the Securityholders accept the Offer and will approve all transfers of Company Shares and Options in connection with the Offer.

         (b) The Company represents that its directors have advised it that on the Closing Date they intend to tender their Company Shares and Options to the Offer and will so represent in the Company directors' circular relating to the Offer, which shall be in substantially the form presented to the Company board of directors on June 28, 2000 (the "DIRECTORS' CIRCULAR").

         (c) The Company shall mail the Directors' Circular to the Securityholders on the same date that the Takeover Bid Circular is mailed to the Securityholders.

2.3 CONDITION PRECEDENT TO THE OFFER

         Notwithstanding anything else in this Agreement, the obligation of the Purchaser to make the Offer is subject to the condition that the Purchaser shall have no reason to believe that any of the conditions precedent set forth in Sections 6.5 and 6.6 cannot be satisfied at or prior to the time by which each condition is required to be satisfied.

2.4 COMPANY CO-OPERATION

         The Company covenants to co-operate with the Purchaser, to take all reasonable action to support the Offer (including providing the Purchaser with such shareholder and optionholder lists of the Company and mailing labels as the Purchaser may reasonably request) and to provide the Purchaser and its counsel with draft copies of any Directors' Circular, from time to time prior to the mailing thereof, on a confidential basis, and to provide the Purchaser and its counsel with a reasonable opportunity to review and provide comments thereon.

2.5 POST-OFFER COVENANTS

         In the event that less than all of the Company Shares and Options have been tendered to the Offer, the Company agrees to use all reasonable commercial efforts to enable the Purchaser to acquire the balance of the Company Shares and Options as soon as practicable after completion of the Offer, whether by way of compulsory acquisition, arrangement, amalgamation or other type of acquisition transaction. The Company agrees to use its reasonable commercial efforts, and represents that its directors have determined unanimously to use their respective reasonable commercial efforts, to enable the Purchaser to elect or appoint all of the directors of Company as soon as possible following the Closing.

                                    ARTICLE 3
                                 PURCHASE PRICE

3.1 PURCHASE PRICE

         The aggregate purchase price to be paid by the Purchaser for the Company Shares and Options (the "PURCHASE PRICE") shall be an amount equal to One Hundred Million Dollars ($100,000,000).

3.2 ALLOCATION OF PURCHASE PRICE

         (a) The Purchase Price shall be payable in the form of cash, Exchangeable Shares and Exchangeable Share Options. Sixty-five percent (65%) percent of the Purchase Price shall be payable to the Securityholders in the form of Exchangeable Shares and Exchangeable Share Options and the remaining thirty-five percent (35%) of the Purchase Price shall be payable to the Securityholders in the form of cash.

         (b) Holders of Company Shares as of the Closing Date shall receive cash and Exchangeable Shares in exchange for such Company Shares, and Holders of Company Options as of the Closing Date shall receive Exchangeable Share Options in exchange for such Company Options, all as set forth in this Section 3.2.

         (c) Each Key Shareholder shall receive a percentage of the cash portion of the Purchase Price equal to the percentage of the Company Shares owned of record by such Key Shareholder as of the Closing Date.

         (d) The aggregate number of Exchangeable Shares to be issued to the holders of Company Shares as of the Closing Date shall be equal to the quotient obtained by dividing (i) an amount equal to the non-cash portion of the Purchase Price as determined in accordance with Section 3.2(a) less the Company Option Value by (ii) the Average Price of Quest Common Stock. Each holder of Company Shares as of the Closing Date shall be entitled to receive for such shares held by such holder a number of Exchangeable Shares equal to the product obtained by multiplying the number of such Company Shares held by such holder by the Share Exchange

Ratio. The portion of the Purchase Price attributable to the Company Shares shall be an amount equal to the cash portion of the Purchase Price plus the product obtained by multiplying the aggregate number of Exchangeable Shares issued to such holders by the Average Price of Quest Common Stock.

         (e) The aggregate number of Exchangeable Share Options to be issued to the holders of Company Options as of the Closing Date shall be equal to the product obtained by multiplying the aggregate number of Company Options as of such date by the Option Exchange Ratio. Each holder of Company Options as of the Closing Date shall be entitled to receive for such options held by such holder a number of Exchangeable Share Options equal to the product obtained by multiplying the number of such Company Options by the Option Exchange Ratio. The portion of the Purchase Price attributable to the Company Options (the "COMPANY OPTION VALUE") shall be an amount equal to the product obtained by multiplying the aggregate number of Exchangeable Share Options issued to such holders by the Average Price of Quest Common Stock. The exercise price of each Exchangeable Share Option into which a Company Share Option is exchangeable shall be an amount equal to the exercise price of such Company Option divided by the Option Exchange Ratio.

         (f) An example, for illustrative purposes only, of the calculations contemplated in Sections 3.2(d) and 3.2(e) is set forth on Schedule F.

3.3 CLOSING PAYMENT AND DELIVERY OF EXCHANGEABLE SHARES

         (a) Notwithstanding any of the provisions of the Offer, subject to the provisions of Section 6.6(e)(iii), on the Closing Date, the Purchaser will deliver to the Shareholders' Solicitors (i) the Closing Payment, by wire transfer or other immediately available funds, and (ii) that portion of the Exchangeable Shares allocated to the Key Shareholders.

         (b) On the Closing Date, the Securityholders shall reimburse the Purchaser for any Company Transaction Expenses in excess of $150,000 in accordance with Section 14.5 (converted into United States dollars using the Noon Buying Rate, as defined in the Take-Over Bid Circular, for the Business Day immediately preceding the Closing Date), which amounts shall be reimbursed to the Purchaser by reducing the cash portion of the Purchase Price to be delivered to the Securityholders by such amounts; provided that in no event shall the Purchase Price be reduced by an aggregate amount greater than one percent (1%) of the Purchase Price as a result of such reimbursement. If the aggregate amount of such reimbursement exceeds one percent (1%) of the Purchase Price, the Purchaser shall have the right to terminate this Agreement by notice to the Company and the Key Shareholders.

3.4 S. 85(1) ELECTION

         The Securityholders shall be entitled to make an income tax election pursuant to s. 85(1) of the Income Tax Act (Canada) (and with respect to any separate election forms which may be filed with any provincial tax authority) with respect to the sale of their Company Shares to the Purchaser by providing two (2) duly completed and signed copies of the necessary election forms to the Purchaser (to the attention of the President) within ninety (90) days after the Closing Date. These forms will be signed by the Purchaser and returned to the Securityholders for filing with the Canada Customs and Revenue Agency. Compliance with the provisions of s. 85(1) of the Income Tax Act (Canada) and the effect of making such elections shall be the sole responsibility and at the sole risk of the Securityholders.

                                    ARTICLE 4
                                 INTERIM MATTERS

4.1 GENERAL MAINTENANCE

         Throughout the Interim Period, the Company shall, and shall cause each of its Subsidiaries to:

         (a) carry on the Company Business in the usual, regular and ordinary course of business consistent with past practice;

         (b) maintain its corporate existence and good standing under the laws of the jurisdiction of its incorporation and maintain its qualification and good standing and all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing would, individually or in the aggregate, have, or reasonably could be expected to have, a Material Adverse Effect;

         (c) maintain good relations with all of its Employees, suppliers, customers, licensors, licensees and other business associates, and in all respects conduct the Company Business in a proper, prudent and lawful manner, in keeping with good industry and business practices, and with a view to the promotion and enhancement of the goodwill of the Company and its Subsidiaries in respect of the Company Business;

         (d) maintain its books and records in keeping with GAAP, applied on a consistent basis, and good industry and business practices;

         (e) pay when due all expenses and other amounts payable by it, and observe, perform and comply with all of its covenants, agreements and obligations under the Material Contracts, the Material Authorizations and otherwise;

         (f) comply in all material respects with all laws, regulations, ordinances, orders and decrees applicable to it and to the Company Business;

         (g) continue to maintain full insurance coverage on the Assets and its operations in accordance with good industry and business practices; and

         (h) generally take all such other reasonable and ordinary course actions as may be required to protect and preserve the Company Business and the Assets and to avoid any event or occurrence that would or is reasonably likely to result in a Material Adverse Effect.

4.2 RESTRICTED ACTIVITIES

         Throughout the Interim Period, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the
Purchaser:

         (a) enter into or engage in any transaction or activity outside of the ordinary course of business consistent with past practice, and in the case of the Company's Subsidiaries, engage in any business other than acting as a sales representative office for the Company's Software;

         (b) accelerate, amend or change the period of exercisability or the vesting schedule of any options, warrants or rights to purchase the capital stock of the Company or authorize cash payments in exchange for any such options, warrants or rights.

         (c) sell, trade, abandon, mortgage, charge or otherwise dispose of or encumber in any manner any of the Principal Assets, other than property sold or disposed of for a reasonable price pursuant to a bona fide arm's length transaction in the ordinary course of business consistent with past practice;

         (d) purchase or otherwise acquire any new property or assets of any kind other than:

             (i) capital property acquired in the ordinary course of business consistent with past practice and having a cost of less than $25,000 per item, and

             (ii) office supplies and similar incidental items purchased in the ordinary course of business consistent with past practice and having a cost of less than $50,000 in the aggregate,

and in each case purchased or otherwise acquired for a reasonable price pursuant to a bona fide arm's length transaction; (e) incur any Liabilities of any nature other than Trade Payables and other Liabilities incurred in the ordinary course of business consistent with past practice, or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

         (f) enter into or amend any agreements pursuant to which any other party is granted marketing, advertising or similar rights of any type or scope with respect to any of the products or services of the Company, other than business partnering agreements entered into by the Company in the Company's standard form of such agreement with the Purchaser's prior written consent, which consent shall not be unreasonably withheld;

         (g) license any source code of the Proprietary Software or make any escrow or other deposit of a copy of the source code of the Proprietary Software;

         (h) commence any litigation other than for the routine collection of bills;

         (i) terminate, surrender or amend in any material respect any of the Material Contracts or the Material Authorizations, or enter into any new agreement or arrangement of a material nature other than business partnering agreements entered into by the Company in the Company's standard form of such agreement with the Purchaser's prior written consent, which consent shall not be unreasonably withheld;

         (j) introduce any new method of conducting the Company Business or dealing with any of the Principal Assets;

         (k) introduce any new accounting methods or any new methods of preparing, maintaining or otherwise dealing with the books, records, accounts or files of the Company or any of its Subsidiaries;

         (l) pay or agree to pay any management fees, salaries, bonuses, severance or termination pay or other remuneration to any of its directors, officers, Employees, consultants, contractors or agents except as required to be paid pursuant to the terms of contractual obligations existing as at the date of this Agreement and expressly disclosed in Section 7.12(b) of the Disclosure Schedule, or enter into any employment agreement, whether oral or written;

         (m) terminate, amend or otherwise modify any plan for the benefit of the Employees;

         (n) transfer to any person any rights to the Principal Assets, except for licenses to customers in the ordinary course of business consistent with past practice;

         (o) acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

         (p) declare or pay any dividends or otherwise make any distributions in respect of any of its shares of capital stock, redeem, purchase for cancellation or otherwise acquire or retire any of its shares of capital stock, make loans to, or repay any portion of any indebtedness owing by it to, any of its Affiliates, or to any person associated with any of its Affiliates;

         (q) issue any shares (other than shares issued upon, and as required by, the exercise of any Company Options set forth in Section 7.2 of the Disclosure Schedule), warrants, Company Options or other securities, amend its articles or by-laws, increase or decrease its paid-up capital, or pass, repeal or amend any resolutions other than (i) those required to authorize and approve the consummation of the transactions contemplated by this Agreement, and (ii) those that are passed, repealed or amended in the ordinary course of business consistent with past practice and that are not reasonably likely to result in a Material Adverse Effect;

         (r) defer the payment of any accounts payable related to the Company Business beyond the payment deferral periods considered part of the ordinary course of business consistent with past practice;

         (s) reorganize its Assets, capital or debt or enter into any re-organization by way of merger, amalgamation or liquidation;

         (t) revalue any of its Assets, including writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

         (u) pay, discharge or satisfy any claims or Liabilities in an amount in excess of $25,000 in the aggregate, other than the payment, discharge or satisfaction of (i) obligations in the ordinary course of business consistent with past practice, and (ii) Liabilities reflected or reserved against in the Financial Statements;

         (v) make any election with respect to any Taxes other than in the ordinary course of business consistent with past practice, change any election with respect to any Taxes, adopt any accounting method with respect to any Taxes other than in the ordinary course of business consistent with past practice, change any accounting method with respect to any Taxes, file any tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any claim or assessment with respect to any Taxes, or consent to any extension or waiver of the limitation period, applicable to any claim or assessment with respect to any Taxes;

         (w) waive or commit to waive any rights or claims with a value in excess of $25,000 in the aggregate, give any gifts or forgive any indebtedness owed to the Company or any of its Subsidiaries;

         (x) cancel, materially amend or renew any insurance policy other than in the ordinary course of business consistent with past practice;

         (y) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its Subsidiaries directly or indirectly holds any interest;

         (z) enter into any transactions with its officers, directors or shareholders or any of their respective Affiliates except as contemplated in this Agreement;

         (aa) fail to pay or otherwise satisfy its material monetary obligations as they become due, except such as are being contested in good faith;

         (bb) take or fail to take any action that is reasonably likely to result in a Material Adverse Effect; or

         (cc) agree or commit to do any of the foregoing.

4.3 INTERIM MONITORING

         Throughout the Interim Period, the Purchaser shall be entitled to monitor the activities of the Company and its Subsidiaries and the operation, management and administration of the Company Business and the Principal Assets, and the Company shall ensure that the Purchaser is kept fully apprised of, and is consulted on, all developments and decisions of a material nature relating to the Company and its Subsidiaries, the Company Business or the Principal Assets. The Company shall promptly notify the Purchaser of any event or occurrence not in the ordinary course of business consistent with past practice, and any event of which the Company is aware that could reasonably be expected to have a Material Adverse Effect (even if the likelihood of such event has been disclosed or could result from anything set forth in the Disclosure Schedule).

4.4 EMPLOYEE MATTERS

         Throughout the Interim Period, the Company shall and shall cause its Subsidiaries to facilitate and cooperate in the conduct of all such discussions, interviews and other communications as the Purchaser may wish to have with the Employees or any of them.

4.5 FACILITATION

         Each of the parties shall proceed reasonably, diligently and in good faith to facilitate or secure the satisfaction of the conditions precedent set forth in Sections 6.5, 6.6 and 6.7, to the extent that the same is within its reasonable control, and otherwise to perform and satisfy its covenants, agreements and other obligations hereunder with a view to completing the purchase and sale of the Company Shares and Options pursuant hereto and to the Offer and the other transactions contemplated hereunder and thereunder at the times and in the manner provided herein and therein.

4.6 BREACH OF REPRESENTATIONS AND WARRANTIES

         In the event of, and promptly after becoming aware of, the occurrence or pending or threatened occurrence of any event which would cause any of the representations and warranties contained herein not to be true and correct, the party becoming aware of such occurrence shall give detailed notice thereof to the other parties.

4.7 REQUISITE APPROVALS; REASONABLE EFFORTS

         Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable good faith efforts to (i) make all necessary filings with respect to, and obtain, all Requisite Approvals required of it; and
(ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, provided that nothing in the immediately preceding clause (ii) shall obligate any of the parties to pay any material amount of money to any third party in order to cause the consummation of the transactions contemplated by this Agreement if such amount is not otherwise owing to such third party. Each party, at the reasonable request of any other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

4.8 EXCLUSIVITY

         Unless and until this Agreement shall have been terminated pursuant to
Section 13.1, neither the Company nor any of the Key Shareholders shall, directly or indirectly, (and each such party shall ensure that its respective officers, directors, employees, Affiliates and legal, accounting, financial and other advisors do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any person (other than negotiations with the Purchaser) regarding any acquisition of the Company or any of its Subsidiaries, any merger or consolidation with or involving the Company or any of its Subsidiaries, or any acquisition of all or a portion of the stock or assets of the Company or any of its Subsidiaries. The Company and the Key Shareholders will notify the Purchaser immediately upon receipt by the Company, any of its Subsidiaries or any of the Key Shareholders (or any of their respective officers, directors, employees, shareholders, Affiliates or advisors) of any proposal for, or inquiry respecting, any such acquisition, merger or consolidation or any request for nonpublic information in connection with such any proposal or inquiry relating thereto or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that informs the Company or any of its Subsidiaries that it is considering making, or has made, such a proposal or inquiry. Such notice to the Purchaser will be made orally and in writing and will set forth the identity of the person making the proposal or inquiry, and the terms and conditions of such proposal or inquiry in reasonable detail.

4.9 COVENANTS OF THE KEY SHAREHOLDERS

         (a) Subject only to the terms and conditions of this Agreement, each of the Key Shareholders agrees:

             (i) to unconditionally and irrevocably accept the Offer by depositing the Company Shares and Options it holds to, and in accordance with the terms and conditions of, the Offer, at the Closing Date;

             (ii) not to withdraw any of its Company Shares and Options deposited pursuant to the Offer until August 18, 2000 if the Closing has not been consummated on or prior to such date; and

             (iii) not to sell, assign, convey or otherwise dispose of any of its Company Shares and Options other than pursuant to the Offer, without the prior written consent of the Purchaser.

         (b) Each of the Key Shareholders acknowledges that the Purchaser may from time to time amend the Offer (including extending the time for deposit under the Offer) in accordance with the terms of Section 2.1(c) of this Agreement and the Purchaser may waive, in whole or in part, any of the conditions in the Offer, and any such amendment or waiver shall not in any way affect the obligations of such Key Shareholder under this Agreement.

         (c) If the Key Shareholder is a director of the Company, the Key Shareholder covenants and agrees with the Purchaser that, in the event that the Closing occurs, the Key Shareholder shall co-operate with the Purchaser to provide an orderly transition of control, including resigning as a director and taking all such actions as required in order that nominees of the Purchaser are appointed as directors of the Company in place of the existing directors.

                                    ARTICLE 5
                                  DUE DILIGENCE

5.1 ACCESS TO ASSETS AND INFORMATION

         Throughout the Interim Period, the Company shall:

            (a) provide the Purchaser and its agents and advisors with full and complete access to all of the Assets and the books, records, accounts, files, software and other documentary and computer information, data and materials of the Company and its Subsidiaries, and to all other relevant information in their possession, to allow the Purchaser to conduct such examinations and investigations as it considers appropriate in conjunction with the transactions contemplated hereby;

            (b) cause all of the officers, Employees, consultants, contractors, agents and advisors of the Company and its Subsidiaries to cooperate fully with the Purchaser in the conduct of its examinations and investigations; and

            (c) facilitate and assist as required with such discussions as the Purchaser may wish to undertake with any of the customers, suppliers, creditors or competitors of the Company and its Subsidiaries.

5.2 EFFECT OF DUE DILIGENCE

         The respective representations, warranties, covenants, agreements and other obligations of the Company and each of the Key Shareholders hereunder shall not in any manner be, or be deemed to be, waived or otherwise affected by any examination, investigation or due diligence conducted by or on behalf of the Purchaser.

                                    ARTICLE 6
                                   COMPLETION

6.1 CLOSING

         The closing of the purchase and sale contemplated hereunder (the "CLOSING") shall take place at 10:00 a.m. (Ottawa time) at the offices of Borden Ladner Gervais LLP, 1000 - 60 Queen Street, Ottawa, Ontario, Canada, on the Expiry Date (the "CLOSING DATE"), or at such other place and time, or on such other date, as may be agreed upon by the parties to this Agreement in writing, but in no event later than August 18, 2000.

6.2 COMPANY'S DELIVERIES

         At Closing, the Company shall deliver or cause to be delivered to the
Purchaser:

            (a) the Company's certificates contemplated by Sections 6.6(b), 6.6(c) and 6.6(e)(ii);

            (b) the Requisite Approvals contemplated by Section 6.6(f);

            (c) all of the books, records, accounts, files, software, including the Software, and other documentary and computer information, data and materials of any nature of the Company and its Subsidiaries (which shall include all corporate and financial books and records required to be maintained by either the laws of the respective jurisdictions of incorporation of the Company and its Subsidiaries or good business practices);

            (d) valid and binding non-competition agreements, in form and substance satisfactory to the Purchaser, duly executed by each of the Key Employees and such other of the Employees as the Purchaser may reasonably request;

            (e) valid and binding employment agreements, in form and substance satisfactory to the Purchaser, duly executed by each of the Key Employees and such other of the Employees as the Purchaser may reasonably request;

            (f) valid and binding Proprietary Rights Agreements, in form and substance satisfactory to the Purchaser, duly executed by all Employees;

            (g) the written resignations of each of the directors and officers of the Company and its Subsidiaries, effective as of the Closing Date, together with written releases, in form and substance satisfactory to the Purchaser, releasing the Company and its Subsidiaries and the Purchaser and its Affiliates from any liabilities or claims of any nature whatsoever that such directors and officers might have in such respective capacities;

            (h) the opinion of the Company's solicitors contemplated by Section 6.6(g);

            (i) an update to Section 7.2 of the Disclosure Schedule, as applicable, pursuant to the last sentence of Section 7.2(d), duly executed by the Company; and

            (j) a detailed list of all Company Transaction Expenses, together with invoices and other documentation evidencing such Company Transaction Expenses, certified by the President of the Company as being true, correct and complete as of the Closing Date.

6.3 KEY SHAREHOLDERS' DELIVERIES

         At Closing, each of the Key Shareholders shall deliver or cause to be delivered to the Purchaser:

            (a) share certificates representing the Company Shares owned by such Key Shareholders, duly endorsed for transfer in favour of the Purchaser;

            (b) such Key Shareholder's certificate contemplated by Section 6.6(e)(ii);

            (c) the Escrow Agreement, duly executed by the Shareholders' Agent;

            (d) the certificate contemplated by Section 6.6(e)(iii), if applicable to such Key Shareholder; and

            (e) the opinions of the Key Shareholders' solicitors contemplated by
Section 6.6(g).

6.4 PURCHASER'S DELIVERIES

         At Closing, the Purchaser shall deliver or cause to be delivered to the Key Shareholders:

            (a) the Closing Payment and the Exchangeable Shares and Exchangeable Share Options in accordance with this Agreement and the Offer;

            (b) the certificates of the Purchaser and Quest contemplated by
Section 6.7(b);

            (c) the Escrow Agreement, duly executed by the Purchaser and the Escrow Agent;

            (d) a certified copy of the Articles of Incorporation of the Purchaser containing the Exchangeable Share Provisions;

            (e) the Exchange Trust Agreement, duly executed by Quest, the Trustee and the Purchaser;

            (f) the Support Agreement, duly executed by Quest and the Purchaser; and

            (g) the opinions of Quest's and the Purchaser's solicitors contemplated by Section 6.7(d).

6.5 PURCHASER'S AND KEY SHAREHOLDERS' CONDITIONS PRECEDENT

         The respective obligation of each party to effect the transactions contemplated hereunder shall be subject to the satisfaction prior to the Closing of the following conditions:

            (a) No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereunder by any Governmental Authority which would (i) make the consummation of any of the transactions contemplated hereunder illegal; (ii) prohibit the Purchaser's or Quest's ownership or operation of all or a material portion of the business or assets of the Company and its Subsidiaries or Quest, or compel the Company, the Purchaser or Quest to dispose of or hold separate all or a material portion of the business or assets of the Company, the Purchaser or Quest, respectively, as a result of the transactions contemplated hereunder; or (iii) render the Purchaser or the Company unable to consummate the transactions contemplated hereunder.

            (b) No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transaction contemplated hereunder shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against the Company, the Purchaser or Quest if the transactions contemplated hereunder are consummated, shall be pending which, in the good faith judgment of the Purchaser's or Quest's Board of Directors has a reasonable probability of resulting in such order, injunction or relief and such relief would have a material adverse effect on the Purchaser or Quest. In the event any such order or injunction shall have been issued, each party agrees to use all reasonable commercial efforts to have any such injunction lifted.

            (c) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the transactions contemplated hereunder or affecting the Purchaser's ownership of the Company or any of the Assets if failure to make such filing or obtain such approval would not be materially adverse to the Purchaser or the Company.

         6.6 PURCHASER'S CONDITIONS PRECEDENT

         The obligation of the Purchaser to effect the transactions contemplated hereunder shall be subject to the satisfaction prior to the Closing of the following conditions:

            (a) The Company shall on the Closing Date have complied with its covenants under Section 6.2 and each of the Key Shareholders shall on the Closing Date have complied with its covenants under Section 6.3.

            (b) During the Interim Period, the Company shall have complied with its covenants, agreements and obligations herein, including those under Articles 4 and 5, and the Company shall on the Closing Date have delivered to the Purchaser a certificate, dated as of the Closing Date, confirming such compliance.

            (c) During the Interim Period, except as shall have been approved in writing by the Purchaser, there shall not have occurred any event or occurrence which has had, or is reasonably likely to have, a Material Adverse Effect, and the Company shall on the Closing Date have delivered to the Purchaser a certificate, dated as of the Closing Date, stating that, except as has been disclosed in writing to, and approved in writing by, the Purchaser, no such event or occurrence has occurred during the Interim Period.

            (d) During the Interim Period, there shall not have occurred:

                (i) any change in the general economic conditions affecting the Company Business that would, in the Purchaser's reasonable opinion, constitute a Material Adverse Effect;

                (ii) any material adverse change in the nature or quantum of Taxes payable by the Company or any of its Subsidiaries or by a non-resident shareholder of the Company or the Purchaser under the laws of Canada;

                (iii) any change in the laws of Canada relating to foreign investment and repatriation of capital and income that would, in the Purchaser's reasonable opinion, have a material adverse effect on the Purchaser or Quest; or

                (iv) any change or proposed change to any law, regulation or policy (including applicable laws and regulations in those jurisdictions in which the Company or any of its Subsidiaries carries on business) which in either case, in the judgment of the Purchaser has or could have a material adverse effect on the completion of any compulsory acquisition or any amalgamation, statutory arrangement or other transaction involving the Purchaser and/or an Affiliate of the Purchaser and the Company and/or the holders of the Company Shares and Options for the purposes of the Company becoming, directly or indirectly, a wholly-owned subsidiary of the Purchaser or effecting an amalgamation or merger of the Company's business and assets with or into the Purchaser and/or an Affiliate of the Purchaser.

            (e) With respect to the representations and warranties of the Company and the Key Shareholders contained in Articles 7 and 8 respectively:

                (i) such representations and warranties shall be true and correct as at the date hereof and as at the Closing Date;

                (ii) the Company, in the case of Article 7, and all of the Key Shareholders, in respect of their individual representations in the case of Article 8, shall on the Closing Date have delivered to the Purchaser a certificate, dated as of the Closing Date, stating that such representations and warranties were true and correct as at the date hereof and are true and correct as at the Closing Date; and

                (iii) any Key Shareholder set forth in Section 8.1 of the Disclosure Schedule pursuant to the representation and warranty contained in Section 8.1(h) shall have provided the Purchaser with a certificate issued pursuant to s. 116(4) of the Income Tax Act (Canada) with a certificate limit equal to the fair market value of the consideration to be received by such Key Shareholder from the Purchaser. If any Key Shareholder has not given the representation and warranty contained in Section 8.1(h), the Purchaser shall withhold thirty-three and one-third percent (33-1/3%) of the fair market value of the consideration to be given to such Key Shareholder in excess of the certificate limit of any certificate provided to the Purchaser by the Key Shareholder on or before Closing issued pursuant to s. 116(4) of the Income Tax Act (Canada).

         Any amounts withheld by the Purchaser pursuant to clause (iii) of
         Section 6.6(e) shall be held by Macleod Dixon, counsel to the Purchaser and Quest, in trust and invested in an interest bearing account for the benefit of the affected Key Shareholder. Such amounts, but not the accrued interest thereon, shall be remitted to the Canada Customs and Revenue Agency on the last Business Day of the month following the month in which the Closing Date occurs if the Purchaser has not received the certificate issued pursuant to s. 116(4) of the Income Tax Act (Canada) prior to such Business Day, and all accrued interest thereon, less any applicable withholding tax, shall be released to the Key Shareholder entitled thereto. If such certificate is received by the Purchaser prior to such Business Day, such amounts, together with all accrued interest thereon, less any applicable withholding tax, shall be released to the Key Shareholder entitled thereto.

            (f) The parties shall by the Closing Date have received all Requisite Approvals (except where the failure to obtain such Requisite Approvals would not result, or be reasonably likely to result, in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereunder) and copies thereof shall have been delivered to the Purchaser.

            (g) The Purchaser shall on the Closing Date have received opinions of the Company's and the Key Shareholders' solicitors, dated as of the Closing Date, in form and substance satisfactory to the Purchaser acting reasonably.

            (h) The Purchaser shall have received, on or prior to the Closing Date, the following consents to the change of control of the Company, in form and substance satisfactory to the Purchaser, acting reasonably:

                (i) the consent of Bank of Montreal, as required by the Lease dated as of August 9, 1999, between Bank of Montreal, as landlord, and the Company, as tenant;

                (ii) the consent of Northrop Grumman Corporation as required by the Software License Agreement dated June 25, 1996, between Northrop Grumman, as licensee, and the Company, as licensor;

                (iii) the consent of MicroEdge, Inc. as required by the OEM Agreement dated April 1997, between of MicroEdge, Inc., as supplier, and the Company, as OEM; and

                (iv) the consent of Microsoft Corporation as required by the License and Marketing Agreement dated December 13, 1999, between Microsoft Corporation and the Company.

            (i) The Nova Scotia Information Highway Investment Agreement dated 1996 between Newbridge Networks Corporation (now Alcatel Networks Corporation) and Her Majesty the Queen in Right of the Province of Nova Scotia, which effects and is referred to by the Funding Agreement dated December 20, 1996 between Newbridge Networks Corporation (now Alcatel Networks Corporation) and the Company, shall have been assigned to the Purchaser or an Affiliate of the Purchaser and the Purchaser shall have received confirmation of the acknowledgement and consent to such assignment, together with a waiver and release of default, from Her Majesty the Queen in Right of the Province of Nova Scotia, all in form and substance satisfactory to the Purchaser, acting reasonably. In addition, the Funding Agreement dated December 20, 1996, shall have been assigned by Alcatel Networks Corporation to the Purchaser or to an Affiliate of the Purchaser effective as of the Closing Date, in form and substance satisfactory to the Purchaser, acting reasonably.

            (j) The Purchaser shall have received, on or prior to the Closing Date, notification in writing from ENCON Insurance Managers Inc. confirming that ENCON Insurance Managers Inc. has received notice in writing of the change of control contemplated hereunder prior to the Closing Date and agrees to provide coverage for wrongful acts occurring on and after the Closing Date, which notification shall be in form and substance satisfactory to the Purchaser, acting reasonably.

            (k) The Amended and Restated Shareholders' Agreement dated August 19, 1998 relating to the Company Shares held by certain of the Key Shareholders, with a Counterpart Agreement dated August 25, 1999, shall have been terminated on or prior to the Closing Date, and the Purchaser shall have received evidence of such termination, in form and substance satisfactory to the Purchaser acting reasonably.

            (l) Prior to the Expiry Time, and at the time the Purchaser first takes up and pays for Company Shares or Company Options under the Offer, there shall have been validly deposited under the Offer and not withdrawn not less than ninety percent (90%) of each class of the outstanding Company Shares (calculated on a diluted basis, which for the purposes hereof shall mean all of the outstanding Company Shares plus all Company Shares issuable upon exercise or conversion of all Company Options and any other securities exercisable or convertible into Company Shares in accordance with their terms at or prior to the Expiry Time), other than Company Shares held at the date of the Offer by or on behalf of the Purchaser or an affiliate or associate of the Purchaser.

The foregoing conditions shall be for the sole benefit of the Purchaser and may be waived in whole or in part by the Purchaser in writing. In the event that any of the foregoing conditions is not satisfied or waived by the Closing Date, the Purchaser shall be entitled to terminate this Agreement by notice given to the Company and the Key Shareholders on the Closing Date.

6.7 KEY SHAREHOLDERS' CONDITIONS PRECEDENT

         The obligation of the Key Shareholders to effect the transactions contemplated hereunder shall be subject to the satisfaction prior to the Closing of the following conditions:

            (a) The Purchaser shall on the Closing Date have complied with its covenants under Section 6.4.

            (b) The representations and warranties of the Purchaser and Quest contained in Articles 9 and 10, respectively, shall be true and correct as at the date hereof and as at the Closing Date, and each of the Purchaser and Quest shall on the Closing Date have delivered to the Key Shareholders a certificate of a senior officer of the Purchaser and Quest, respectively, dated as of the Closing Date, stating that the representations and warranties contained in
Article 9 or Article 10, as the case may be, were true and correct as at the date hereof and are true and correct as at the Closing Date.

            (c) The representations and warranties of the Company contained in
Article 7 shall be true and correct as at the date hereof and as at the Closing Date, and the Company shall on the Closing Date have delivered to the Key Shareholders a certificate of a senior officer of the Company dated as of the Closing Date, stating that the representations and warranties contained in
Article 7 were true and correct as at the date hereof and are true and correct as at the Closing Date. The provisions of this Section 6.7(c) are subject to the provisions of Section 11.10(b).

            (d) The Key Shareholders shall on the Closing Date have received opinions of Quest's and the Purchaser's solicitors, dated as of the Closing Date, in form and substance satisfactory to the Key Shareholders acting reasonably.

            (e) Quest and Jan Kaminski, the President of the Company, shall have agreed upon the allocation amongst some or all of the Employees of options to purchase an aggregate of four hundred fifty thousand (450,000) shares of Quest Common Stock, which options shall be issued under the 1999 Stock Incentive Plan of Quest to those Employees whose employment with the Company is continuing as of the date of such grant.

            (f) The Nova Scotia Information Highway Investment Agreement dated 1996 between Newbridge Networks Corporation (now Alcatel Networks Corporation) and Her Majesty the Queen in Right of the Province of Nova Scotia, which effects and is referred to by the Funding Agreement dated December 20, 1996 between Newbridge Networks Corporation (now Alcatel Networks Corporation) and the Company, shall have been assigned to the Purchaser or an Affiliate of the Purchaser and Newbridge Networks Corporation (now Alcatel Networks Corporation) shall have received confirmation of the acknowledgement and consent to such assignment, together with a release and waiver of default from Her Majesty the Queen in Right of the Province of Nova Scotia, all in form and substance satisfactory to Alcatel Networks Corporation, acting reasonably. In addition, the Funding Agreement dated December 20, 1996 shall have been assigned by Alcatel Networks Corporation to the Purchaser or to an Affiliate of the Purchaser effective as of the Closing Date, in form and substance satisfactory to Alcatel Networks Corporation, acting reasonably.

            (g) The inter-company account between Alcatel Networks Corporation and the Company with respect to Company payroll, consisting of such amounts as set out in the Section 7.7(n) of the Disclosure Schedule and such other amounts of a similar nature incurred between May 1, 2000 and the Closing Date, shall have been settled as of the Closing Date.

The foregoing conditions shall be for the sole benefit of the Key Shareholders and may be waived in whole or in part by the Key Shareholders in writing. In the event that any of the foregoing conditions is not satisfied or waived by the Closing Date, the Key Shareholders shall be entitled to terminate this Agreement by notice given to the Purchaser and Quest on the Closing Date.

                                   ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as follows:

7.1 CORPORATE STATUS; ENFORCEABILITY

         (a) The Company is a corporation continued and validly existing under the laws of Canada. Each of the Company's Subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

         (b) Each of the Company and its Subsidiaries has all requisite corporate power and authority to carry on its business as now being conducted or currently proposed to be conducted.

Each of the Company and its Subsidiaries is entitled to own, lease or operate the assets now owned, leased or operated by it, and has no operations or employees and conducts no business outside of the provinces, states and countries listed in Section 7.1 of the Disclosure Schedule. The Company's Subsidiaries do not own, lease or operate any assets other than office furnishings and equipment used in the ordinary course of business and the lease of office space for the conduct of their business. The Company's Subsidiaries do not carry on any business other than acting as sales representative offices for the Company's Software.

         (c) Each of the Company and its Subsidiaries is qualified to do business and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing would, individually or in the aggregate, have, or reasonably could be expected to have, a Material Adverse Effect.

         (d) The Company has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby and thereby.

         (e) All corporate action on the part of the Company and its directors and shareholders, necessary for the authorization, execution and delivery of this Agreement and all agreements and other documents to be entered into in connection herewith by the Company, and the performance of the obligations of the Company hereunder and thereunder, has been taken or will be taken prior to the Closing Date.

         (f) This Agreement and all agreements and other documents to be entered into in connection herewith have been duly executed and delivered by, and constitute legal, valid and binding obligations of, the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, preference and other laws relating to or affecting enforcement of creditors' rights generally.

         (g) No dissolution, winding-up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of the Company or any of its Subsidiaries.

         (h) The Company is not a reporting issuer in any jurisdiction in Canada, there is not a published or organized market in respect of the Company Shares or the Company Options and the number of holders of Company Shares is not more than fifty (50), exclusive of holders who are in the employment of the Company or an Affiliate of the Company, and exclusive of holders who were formerly in the employment of the Company or an Affiliate of the Company and who while in that employment were, and have continued after that employment to be, security holders of the Company. For purposes of this Section 7.1(h) only, the term "Affiliate" shall have the meaning given such term in the Securities Act (Ontario).

         (i) Except as set forth in Section 7.1 of the Disclosure Schedule, the Company has no Securityholders or holders of any Company Options with a registered address in Canada which is in any province other than Ontario, Quebec or Nova Scotia and, to the knowledge of the Company and its Subsidiaries, no Securityholder or holder of any Company Options who is resident in Canada is a resident of any province other than Ontario, Quebec or Nova Scotia.

7.2 CAPITALIZATION

         (a) The authorized capital stock of the Company and each of its Subsidiaries and the issued and outstanding shares of capital stock of the Company and each of its Subsidiaries are set forth in Section 7.2 of the Disclosure Schedule.

         (b) All of the Company Shares and Options are owned, of record, only by the Securityholders listed in Section 7.2 of the Confidential Disclosure Document, and Section 7.2 of the Confidential Disclosure Document sets forth a true, correct and complete list of the name and, to the Company's knowledge, address of each Securityholder, and the number of Company Shares and Options held by each Securityholder, and the vesting schedules with respect to any Company Options held by each Securityholder. All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries are owned, of record and beneficially, by the Company.

         (c) Except as set forth in Section 7.2 of the Confidential Disclosure Document, all of the Company Shares and the shares of capital stock of each of the Company's Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable, and were issued in compliance with all applicable federal, provincial and other securities laws (including any filing, notice, qualification or registration requirements of any Governmental Authority).

         (d) Except for the Company Options and as otherwise set forth in
Section 7.2 of the Disclosure Schedule and Section 7.2(d) of the Confidential Disclosure Document, there are no options, warrants, calls, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including conversion or preemptive rights), written or oral, granted or issued by the Company or any Subsidiary of the Company, providing for the purchase, issuance, sale or pledge of any shares of capital stock of the Company or any such Subsidiary or any securities convertible into or exchangeable for any shares of the capital stock of the Company or any such Subsidiary. Section 7.2 of each of the Disclosure Schedule and the Confidential Disclosure Document will be updated by the Company prior to Closing to accurately reflect all Company Shares and Options as of the Closing Date.

         (e) Except as set forth in Section 7.2 of the Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or such Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

         (f) Except as set forth in Section 7.2 of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Company Shares or the shares of capital stock of any Subsidiary of the Company.

7.3 NO CONFLICT

         Except as set forth in Section 7.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith nor the completion of the sale and transfer of the Company Shares and Options in accordance with the provisions hereof and of the Offer nor the consummation of the other transactions contemplated hereunder and thereunder will result in or constitute any of the following:

            (a) a conflict with, violation of or default under, or any event that, with notice or lapse of time or both would be a default, breach or violation of any provision of the articles of incorporation or by-laws, unanimous shareholders agreement or other constating or governing corporate document of the Company or any of its Subsidiaries, any Material Authorization or any agreement, instrument or document to which the Company or any of its Subsidiaries is a party or by which it is bound;

            (b) an event that would permit any party to terminate any Material Contract or to accelerate the maturity of any obligation of or permit the subordination of any right of the Company or any of its Subsidiaries;

            (c) the termination or impairment of any of the Company's Intellectual Property;

            (d) the creation or imposition of any lien, charge, interest or encumbrance on any of the Assets or the Company Shares and Options or of any new Liability; or

            (e) a conflict with or violation or breach of any law, rule or regulation of any Governmental Authority, or any judgment, decree, order or injunction applicable to the Company or any of its Subsidiaries or the Assets;

or otherwise cause or could reasonably be expected to cause a Material Adverse Effect.

7.4 CULTURAL BUSINESS

         The Company Business is not a "Cultural Business" as such term is defined in Section 14.1(6) of the Investment Canada Act, as amended.

7.5 SUBSIDIARIES

         The Company has never been a subsidiary of any other entity and, except as set forth in Section 7.5 of the Disclosure Schedule, does not currently own, nor has it ever owned, directly or indirectly, any interest in any other corporation, partnership, association, joint venture or other entity. Neither the Company nor any of its Subsidiaries controls, directly or indirectly, the management or policies of any other corporation, partnership, association, joint venture or other entity. Section 7.5 of the Disclosure Schedule sets forth each Subsidiary of the Company and its jurisdiction of incorporation.

7.6 FINANCIAL STATEMENTS

         (a) The internal financial books and records of the Company and its Subsidiaries from which the Financial Statements were prepared contain all financial information of any material nature in respect of the Company and its Subsidiaries, the Company Business and the Assets and do not contain any information that is false or misleading.

         (b) The Financial Statements and the unaudited quarterly consolidated financial statements of the Company and its Subsidiaries dated as of March 31, 2000, complete and correct copies of which have been delivered to the Purchaser
(i) were prepared in accordance with such books and records; (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods presented; and (iii) accurately, completely and fairly present the Assets, Liabilities and financial position of the Company and its Subsidiaries and the results of their operations and cash flows at the dates and for the periods reflected therein.

         (c) Except as set forth in Section 7.6 of the Disclosure Schedule, the reserves set forth in the Financial Statements are adequate for the Company Business in light of the contingencies with respect to which they were established.

7.7 ABSENCE OF CERTAIN CHANGES

         Since December 31, 1999, except as set forth in the Financial Statements and in Section 7.7 of each of the Disclosure Schedule and the Confidential Disclosure Document, and except for the transactions expressly contemplated by this Agreement, there has not been:

            (a) any event or occurrence that has or could reasonably expected to have a Material Adverse Effect;

            (b) any Company Business or other activity of the Company or any of its Subsidiaries carried on other than in the ordinary course of business consistent with past practice;

            (c) the entering into of any agreement, commitment or transaction or the incurrence of any Liabilities outside the ordinary course of business consistent with past practice;

            (d) any increase in the compensation paid or payable by the Company or any of its Subsidiaries to any of its officers, directors, Employees, agents, consultants, contractors or shareholders;

            (e) any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of the Company, or any split-up or other recapitalization in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such capital stock, or any agreement to do any of the foregoing;

            (f) any Liabilities incurred by the Company or any of its Subsidiaries in excess of $50,000 over the aggregate Liabilities reflected in the Financial Statements;

            (g) any loan made or agreed to be made by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries become liable or agreed to become liable as a guarantor with respect to any loan or other liability;

            (h) any amendment to the articles of incorporation, bylaws or other constating or governing documents of the Company or any of its Subsidiaries;

            (i) any change in the accounting methods, practices or policies followed by the Company or any of its Subsidiaries, whether for general financial or Tax purposes, from those in effect during the past three fiscal years of the Company;

            (j) any sale, assignment, transfer or licensing of any interest or rights in the Proprietary Software or the Company's Intellectual Property other than in the ordinary course of business consistent with past practice;

            (k) any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any asset of the Company or any of its Subsidiaries, other than licenses of products in the ordinary course of business consistent with past practice;

            (l) any capital expenditures or commitments for additions to the Assets constituting capital assets in an amount exceeding $25,000 per item;

            (m) any payment, discharge or satisfaction in an amount in excess of $25,000 in the aggregate, of any Liabilities, other than the payment, discharge or satisfaction of (i) obligations in the ordinary course of business consistent with past practice, and (ii) Liabilities reflected or reserved against in the Financial Statements;

            (n) any failure to pay or otherwise satisfy any Liabilities presently due and payable except such Liabilities which are being contested in good faith by appropriate means or proceedings and which are immaterial in amount;

            (o) any issuance of shares of capital stock of the Company or any options, warrants, or other rights to purchase the shares of capital stock of the Company;

            (p) any actual or threatened amendment, termination or loss of any Material Contract, any Material Authorization, or any material customer or other revenue source;

            (q) any resignation or termination of any officer, Employee or consultant of the Company or any of its Subsidiaries, or, to the knowledge of the Company and its Subsidiaries, any impending or threatened resignation or termination of employment of any such officer, Employee or consultant;

            (r) the entering into of any transaction with any officer, director or shareholder of the Company or any of its Subsidiaries, other than pursuant to any Material Contract;

            (s) any change in any election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, the entering into any Tax allocation agreement, Tax sharing agreement, tax indemnity agreement or closing agreement, any settlement or compromise of any claim or assessment in respect of Taxes, or any consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any taxing authority or otherwise;

            (t) any fact or circumstance that will or could reasonably be expected to cause the reserves set forth in the Financial Statements to be inadequate; or

            (u) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 7.7.

7.8 PROPERTIES

         Neither the Company nor any of its Subsidiaries owns or holds title to any real property. With respect to the Assets it leases, each of the Company and its Subsidiaries is in compliance with such leases in all material respects and holds a valid leasehold interest in such Assets free of any liens, claims or encumbrances of any kind whatsoever other than Permitted Encumbrances. Section
7.8 of the Disclosure Schedule sets forth: (i) a true, correct and complete description of the Principal Assets, (ii) a true, correct and complete list of all leases or rental contracts under which the Company or any of its Subsidiaries is a lessee, lessor, sublessee or sublessor, and (iii) a true, correct and complete list of all equipment used by each of the Company and its Subsidiaries in the operation of its business which is owned or leased by the Company or such Subsidiary and which had an original cost of $25,000 or more. Each of the Company and its Subsidiaries has beneficial ownership of and good and marketable title to all Assets owned by it, and such Assets are not subject to any mortgages, liens, pledges, loans or encumbrances of any kind whatsoever other than Permitted Encumbrances. All real and tangible personal property, including machinery, equipment and fixtures currently used in the operation of the Company Business is, and at the time of Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used. All improvements on leased property used in the operation of the Company Business and the present use thereof are in accordance with all applicable laws and the agreements under which such improvements are leased. The value of any fixed asset used in the operation of the Company Business has not been written up or down, other than pursuant to depreciation or amortization expenses in accordance with GAAP, applied on a consistent basis. Except as set forth in Section 7.8 of the Disclosure Schedule, no Key Shareholder has any right, title or interest, individually or jointly with any other person, directly or indirectly, in or to any of the Principal Assets.

7.9 ACCOUNTS RECEIVABLE

         Section 7.9 of the Disclosure Schedule sets forth (i) a true, correct and complete list of the accounts and notes receivable of the Company and its Subsidiaries as of the date of this Agreement (which Section 7.9 of the Disclosure Schedule will be updated immediately prior to Closing); and (ii) a complete and accurate schedule showing the aging of such accounts and notes receivable. Such accounts and notes receivables arose in bona-fide, arms length transactions in the ordinary course of business consistent with past practice and such accounts and notes receivable (A) to the knowledge of the Company and its Subsidiaries, are and will be at the Closing valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto; and (B) are (except to the extent of the reserves thereon as set forth in the Financial Statements) collectible in the ordinary course of business consistent with past practice. Except as set out in Section 7.9 of the Disclosure Schedule, the amounts carried for doubtful accounts and allowances set forth in the Financial Statements are reasonable and adequate. The values at which accounts and notes receivable are carried on the books and records of the Company and its Subsidiaries reflect the receivables valuation policy of the Company which is consistent with its past practice and in accordance with GAAP, applied on a consistent basis.

7.10 INDEBTEDNESS

         Section 7.10 of the Disclosure Schedule contains a true, correct and complete list of each and every agreement or other instrument under or pursuant to which the Company or any of its Subsidiaries has outstanding indebtedness for borrowed money. The Company has furnished the Purchaser with true, correct and complete copies of each such agreement and instrument, and any other agreement or instrument pursuant to which the Permitted Encumbrances arise or were created, including all amendments with respect thereto through the date of this Agreement. Neither the Company nor any of its Subsidiaries is in default under any such agreement or instrument and, to the knowledge of the Company and its Subsidiaries, no other party to any such agreement or instrument is in default under any such agreement or instrument.

7.11 LITIGATION

         Except as set forth in Section 7.11 of the Disclosure Schedule, no litigation, arbitration or other judicial or regulatory proceeding is pending or, to the knowledge of the Company and its Subsidiaries, threatened by or against the Company or any of its Subsidiaries, any of the Assets or the officers or directors of the Company or any of its Subsidiaries before any court or any Governmental Authority and, to the knowledge of the Company and its Subsidiaries, no facts exist which might form the basis for any such litigation, arbitration or other proceeding. To the knowledge of the Company and its Subsidiaries, except as set forth in Section 7.11 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any Governmental Authority or any other person, and no facts exist which might form the basis for any such investigation. There is no judgment, writ, decree, injunction, rule or order of any Governmental Authority outstanding against the Company or any of its Subsidiaries or the Assets.

7.12 EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         (a) Section 7.12(a) of the Confidential Disclosure Document sets forth a true, correct and complete listing of all of the Employees and information with respect to each such Employee's position, salary or wage, age, sex, length of service, benefits entitlement and accrued holiday pay or paid vacation entitlement. Except as set out in Section 7.12(a) of the Disclosure Schedule, the Key Employees are the only employees of the Company that participate in the day-to-day management and operation of the Company.

         (b) Any and all employment agreements, consulting agreements, directorship agreements, pension plan arrangements, benefits arrangements, union contracts and other labour contracts and arrangements, and all amendments thereto are fully and accurately described in Section 7.12(b) of the Disclosure Schedule, and there are no employment agreements consulting agreements, directorship contracts, pension plan arrangements, benefits arrangements, employee stock options, stock purchase, phantom stock or stock appreciation agreements, union contracts or other labour or personal service contracts or arrangements of any nature whatsoever to which the Company or any of its Subsidiaries is a party or by which it is bound other than those described in
Section 7.12(b) of the Disclosure Schedule.

         (c) No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to the Employees by way of certification, interim certification, voluntary recognition, designation or successor rights or (ii) has applied to be certified as the bargaining agent of the Employees.

         (d) Neither the Company nor any of its Subsidiaries is involved in any dispute, disagreement or grievance proceeding with any union or other labour organization representing any of the Employees, and each of the Company and its Subsidiaries has a good and friendly working relationship with all such organizations.

         (e) To the knowledge of the Company and its Subsidiaries, none of the Employees is in violation of any term of any employment contract, or any other contract, agreement or commitment or of any fiduciary duty, relating to the relationship of any such Employee with the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any other party because of the nature of the Company Business.

         (f) The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or consultant of the Company or any of its Subsidiaries to severance benefits or any other payment, or accelerate the time of payment or vesting, or increase the amount of, compensation due any such employee or consultant.

         (g) All independent contractors of the Company and its Subsidiaries have been properly classified and treated as independent contractors for the purposes of all applicable laws.

         (h) All salaries and wages paid by the Company and its Subsidiaries are in compliance in all material respects with applicable laws.

7.13 INSURANCE

         Section 7.13 of the Disclosure Schedule sets forth a true, correct and complete list and summary of all policies of insurance of any nature whatsoever maintained by the Company or any of its Subsidiaries, showing, among other things, the amount of coverage, the company issuing the policy, the expiration date of each policy and the amount of any premiums thereunder which are due and payable. Such policies are in full force and effect and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously since the dates of their respective purchase. True and correct copies of all current insurance policies of the Company and each of its Subsidiaries have been made available to the Purchaser for inspection. Neither the Company nor any of its Subsidiaries is in default under any of such policies, has not made any claim in respect of any such policies, and neither the Company nor any of its Subsidiaries has failed to give any notice or to present any claim under any such policy in a due and timely fashion. Neither the Company nor any of its Subsidiaries has any knowledge of any facts concerning the Company or any of its Subsidiaries or the Company Business, operations, Assets or Liabilities, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies and all such insurance policies can be maintained in full force and effect without substantial increase in premium or reducing the coverage thereof following the Closing. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

7.14 CONTRACTS AND PERMITS

         Part I of Section 7.14 of each of the Disclosure Schedule and the Confidential Disclosure Document set forth a true, correct and complete list of all Material Contracts, Part II of Section 7.14 of the Disclosure Schedule sets forth a true, correct and complete list of all Material Authorizations, and Part III of Section 7.14 of the Disclosure Schedule sets forth a list of exceptions to the representations and warranties set out in paragraphs (a) through (h) below. True and complete copies of each Material Authorization and written Material Contract and true and complete written summaries of each oral Material Contract have been delivered to the Purchaser. Except as set forth in Part III of Section 7.14 of the Disclosure Schedule:

            (a) each of the Material Contracts is a valid, binding and enforceable agreement of the Company and, to the knowledge of the Company and its Subsidiaries, the other parties thereto, and will continue to be a valid, binding and enforceable agreement of the Company and such other parties thereto after the Closing;

            (b) the Company has no reason to believe that the Company will not be able to fulfill all of its obligations under the Material Contracts which remain to be performed after the date hereof, and the Company has not been notified by any Governmental Authority or other party that such Governmental Authority or other party intends to cancel, terminate or modify any of such Material Contracts or the basis upon which the Company is paid thereunder, and to the knowledge of the Company and its Subsidiaries, there are no valid grounds for any such cancellation, termination or modification;

            (c) there has not occurred any default (or event which upon the provision of notice or lapse of time or both would become such a default) under any of the Material Contracts on the part of the Company or, to the knowledge of the Company and its Subsidiaries, any other party thereto;

            (d) the Material Contracts, together with the real property leases, equipment lease contracts, evidence of indebtedness and insurance contracts disclosed in Sections 7.8, 7.10 and 7.13 of the Disclosure Schedule, are all of the agreements, contracts and commitments that are material to the Company and necessary for the operation of the Company Business;

            (e) the Material Authorizations are the only governmental and other permits, licenses, franchises, and other certificates and authorizations that are required for and are material to the operation of the Company Business;

            (f) the Material Authorizations are in full force and effect and the continuing validity and effectiveness of such Material Authorizations will not be affected by the transactions contemplated by this Agreement;

            (g) the Company is in compliance in all material respects with all conditions or requirements of the Material Authorizations, and the Company has not been notified by any Governmental Authority that such authority intends to cancel, terminate or modify any of such Material Authorizations, and neither the Company nor any of its Subsidiaries knows of any valid grounds for any such cancellation, termination or modification; and

            (h) the Company is not contractually liable, nor has it made any contract or arrangement whereby it may become liable, to any person for any royalty or other consideration for the use of any of the Principal Assets other than in respect of Licensed Software and other licenses of Intellectual Property used in the ordinary course of business consistent with past practice.

7.15 CORPORATE RECORDS

         The Company has provided to the Purchaser for its examination the corporate records and minute books of the Company and each of its Subsidiaries, which contain complete and accurate copies of:

            (a) the articles of incorporation and all by-laws, unanimous shareholder agreements and other constating or governing corporate documents of the Company and each of its Subsidiaries;

            (b) minutes of all meetings of the directors and shareholders of the Company and its Subsidiaries held since their respective date of incorporation, and copies of all written resolutions of the directors and shareholders of the Company and each of its Subsidiaries passed in lieu of the holding of meetings;

            (c) registers of shareholders, share transfers, directors and officers of the Company and each of its Subsidiaries; and

            (d) all other documents and information summaries of any material nature relating to the corporate activities and status of the Company and each of its Subsidiaries.

7.16 POWERS OF ATTORNEY; BANK ACCOUNTS

         Section 7.16 of the Disclosure Schedule sets forth a true, correct and complete list of (i) the names and addresses of all persons holding a power of attorney on behalf of the Company or any of its Subsidiaries; and (ii) the names and addresses of all banks or other financial institutions in which the Company or any of its Subsidiaries has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

7.17 ENVIRONMENTAL MATTERS

         Neither the Company nor any of its Subsidiaries (i) has received any notices, directives, violation reports, actions or claims from or by any Governmental Authority concerning the Company or any of its Subsidiaries and any Environmental Laws or any person alleging that conditions at any real properties leased by the Company or any of its Subsidiaries have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including damage to natural resources, and, to the knowledge of the Company and its Subsidiaries, no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) throughout the period of operation of any real properties by the Company or any of its Subsidiaries, the Company or such Subsidiary has operated and continues to operate such real properties in compliance with all Environmental Laws; (iii) to the knowledge of the Company and its Subsidiaries, no underground storage tanks either are or have been located at any of such real properties; (iv) there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by the Company or any of its Subsidiaries at such real properties and, to the knowledge of the Company and its Subsidiaries, no spill, discharge, release, contamination, clean-up of or by Hazardous Materials has occurred on or to such real properties by any third party; (v) neither the Company nor any of its Subsidiaries has used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws; (vi) there are no facts, events, or conditions (including the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which interfere with or prevent continued compliance by the Company or any of its Subsidiaries with, or give rise to any present or potential liability (including with respect to past activities) under any Environmental Laws; and (vii) each of the Company and its Subsidiaries has obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws.

7.18 AFFILIATE RELATIONSHIPS

         Except as set forth in Section 7.18 of each of the Disclosure Schedule and the Confidential Disclosure Document, no officer, director or shareholder of the Company or any of its Subsidiaries (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest) has or has had, directly or indirectly, (i) any interest in any entity that purchases from or sells or furnishes to the Company or any of its Subsidiaries any products or services; or (ii) a beneficial interest in any contract to which the Company or any of its Subsidiaries is a party or by which it or any of the Assets is bound; provided that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section.

7.19 NO TERMINATION OF BUSINESS RELATIONSHIP

         Except as set out in Section 7.19 of the Disclosure Schedule, none of the entities, governmental or otherwise, with which the Company or any of its Subsidiaries has a business relationship or any other present material customer of the Company or any of its Subsidiaries has given notice or other indication of any intention to cancel or otherwise terminate a business relationship with the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any knowledge of any event (including the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or material customer to terminate, such a business relationship.

7.20 COMPLIANCE WITH LAW; REQUISITE APPROVALS

         (a) The business and operations of the Company and each of its Subsidiaries have been and are being conducted in compliance, in all material respects, with all laws, rules, regulations and licensing requirements applicable thereto, including federal, provincial and local laws and regulations affecting the protection of consumers and the health and safety of employees and equal employment opportunities.

         (b) Section 7.20 of the Disclosure Schedule sets forth a true, correct and complete list of all Requisite Approvals, and all Requisite Approvals (except where the failure to obtain such Requisite Approvals would not result, or be reasonably likely to result, in a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereunder) will have been obtained and be in full force and effect as at Closing.

         (c) The Company is not bound by any oral or written agreement with any third party to sell the Company or any of its Subsidiaries or any interest in the Company or any of its Subsidiaries, including by way of merger, asset sale, sale of shares or otherwise.

7.21 INTELLECTUAL PROPERTY

         (a) To the knowledge of the Company and its Subsidiaries, the Company owns exclusively or has all rights to, free and clear of all liens, charges, claims and restrictions other than Permitted Encumbrances, all Intellectual Property, Software and Hardware necessary and reasonably required for the Company Business as now conducted. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has received notice of any claim that the Company is, and to the knowledge of the Company, the Company is not, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the Intellectual Property, Software or Hardware described in the foregoing sentence. In furtherance and not in limitation of the foregoing, to the knowledge of the Company, no activity in relation to the Company Products, including the reproduction, use, and sale or distribution of all or any part thereof, infringes any patent now issued.

         (b) No claim has been made or threatened (and to the knowledge of the Company there are no claims that are likely to be asserted against the Company) that the Intellectual Property rights of any third party or of any party to this Agreement other than the Company have been infringed by the Company or by any person for whom the Company is legally or contractually responsible, nor has any claim been made or threatened seeking to challenge, deny or restrict the use, license, sublicense, distribution, display, copying, transmission or creation of derivative works of any of the Company Products or the making, using, licensing or selling of the Company Products by the Company, its Subsidiaries or its distributors.

         (c) Section 7.21 of the Disclosure Schedule sets forth a true, correct and complete description of the Proprietary Software and the Licensed Software which is owned by or licensed to the Company, identifies each location of any copy of the source code relating thereto, and identifies each patent, trademark registration, service mark registration, domain name registration and copyright registration with respect to the Company's Intellectual Property, which has been issued to the Company or has been submitted or applied for by the Company for issuance or registration and lists the application and registration number, date of application, date of registration, names of all assignors and registered owners and the country of filing for each such right, if applicable. All applications for registration of such Intellectual Property were true and accurate at the time of filing. With respect to any filed patent applications, and to the extent required based upon the state of the applications as at the Closing Date, the Company and its representatives and attorneys have or will have at the Closing Date complied with the disclosure obligations to patent authorities under applicable legal requirements for disclosure of the principle of the invention and the best mode of practicing the invention known to the applicable inventors, and for the disclosure of prior art and other material information to Governmental Authorities (e.g., the duty of candor) and, to the knowledge of the Company, for a full and correct written description of each invention claimed therein and its operation, use and enablement. Neither the Company nor any of its Subsidiaries have received notice of, nor does the Company nor any of its Subsidiaries have any knowledge of, any registrar proceeding or third party oppositions having been commenced or threatened against such registrations or applications, and all fees to maintain such Intellectual Property including registration, maintenance and prosecution fees, and all invoiced professional fees incurred in connection therewith, have been paid. To the knowledge of the Company, such professional fees that have been incurred but not yet invoiced do not exceed, in the aggregate, Fifty Thousand Dollars ($50,000.00).

         (d) To the knowledge of the Company and its Subsidiaries, the Assets include all of the Software and Intellectual Property used in or reasonably required to conduct the Company Business and all Software and Intellectual Property required for the development of products currently under development by the Company. Section 7.21 of the Disclosure Schedule sets out all instances where the Company, in the development of such products, is using development licenses that would need to be converted into distribution licenses or replaced by distribution licenses in order to commercialize such products, and sets out any information the Company has related to the expected cost of such distribution licenses.

         (e) The Company and its Subsidiaries have taken all actions that they are contractually obligated to take, and all actions that are customary and reasonable, to protect the confidentiality of all information in the possession of the Company and its Subsidiaries that is contractually defined as, or would reasonably be considered to be, confidential information, including the Company's trade secrets and the source code of the Proprietary Software. To the knowledge of the Company and its Subsidiaries, there has been no release of any source code relating to the Proprietary Software from any escrow pursuant to which such source code is held by a third party. Except as set forth in Section
7.21 of the Confidential Disclosure Document, all of the Employees and past employees of the Company and its Subsidiaries and all of the present and past consultants, contractors and agents of the Company and its Subsidiaries performing services relating to the development, modification or support of the Proprietary Software and the Company's Intellectual Property have entered into a written agreement assigning to the Company all right, title and interest in and to all Intellectual Property and providing a waiver of all moral rights to such Intellectual Property, developed, created, conceived or reduced to practice in the course of their employment or, in the case of consultants, contractors and agents, in the course of their performance of services on behalf of the Company or its Subsidiaries. Each of the Employees, and each of such consultants, contractors and agents, has executed a Proprietary Rights Agreement in the Company's standard form, a true and complete copy of which has been provided to the Purchaser. All such agreements constitute valid and binding obligations of the parties thereto.

         (f) There are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Software, the Company Products or the Company's Intellectual Property other than licenses to use or distribute granted by the Company in the ordinary course of business consistent with past practice, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person other than licenses for Licensed Software and other licenses for software or other Intellectual Property used by the Company in the ordinary course of business. Neither the Company nor any of its Subsidiaries have granted (i) a development license in relation to its Proprietary Software or in relation to its Intellectual Property, or (ii) any right or arrangement (including an escrow arrangement) capable of being converted into a development license in relation to its Proprietary Software or in relation to its Intellectual Property, nor has anyone of them otherwise disclosed, licensed, transferred or released the source code of any of its Proprietary Software to any person other than disclosures to those of its employees and contractors involved in the development, modification or support of the Proprietary Software.

         (g) To the knowledge of the Company and its Subsidiaries, no person has interfered with, infringed upon, misappropriated, illegally exported, or violated any rights with respect to the Proprietary Software or the Company's Intellectual Property.

         (h) To the knowledge of the Company and its Subsidiaries:

            (i) no present or former employees, consultants, contractors or agents of the Company or any of its Subsidiaries have misappropriated any Intellectual Property of any other person in the course of the performance of their duties as employees, consultants, contractors or agents of the Company or its Subsidiaries;

            (ii) none of the Employees is obligated under any fiduciary duty or any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or Governmental Authority, that would interfere with the use of such Employee's best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company Business as now conducted or currently proposed to be conducted; and

            (iii) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereunder, nor the carrying on of the Company Business by the Employees, nor the conduct of the Company Business as now conducted or currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or a violation of any fiduciary duty or any contract, covenant or instrument under which any of the Employees is now obligated.

         (i) It is not and will not be necessary to utilize any Intellectual Property owned by or in possession of any of the Employees (or people the Company or any of its Subsidiaries currently intends to hire) made prior to their employment by the Company or any of its Subsidiaries, and none of the Key Shareholders has any right, title or interest, individually or jointly with the Company or any other party, in or to any of the Proprietary Software or the Company's Intellectual Property.

         (j) To the knowledge of the Company and its Subsidiaries, the Intellectual Property owned by or licensed to the Company is subsisting, valid and enforceable and has not been abandoned (except as set out in Section 7.21(c) of the Disclosure Schedule with respect to trademark applications), adjudged invalid or unenforceable in whole or in part. Neither the Company, nor any of its Subsidiaries has received an opinion that any of their respective Intellectual Property is invalid, unregistrable or unenforceable in whole or in part.

         (k) The Company has obtained all approvals necessary for exporting the Company Products outside the United States or Canada and importing the Company Products into any country in which the Company Products are now sold or licensed for use, and all such export and import approvals in the United States and Canada and throughout the world are valid, current and in full force and effect.

         (l) Section 7.21 of the Disclosure Schedule sets forth a true, correct and complete list of all Licensed Software and of any restrictions on the Company's right to use, modify, incorporate, bundle or distribute any Licensed Software. Except as set out in Section 7.21(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries have violated or are violating, in any material respect, any license, sublicense, or agreement with respect to any Software other than the Proprietary Software.

         (m) To the knowledge of the Company and its Subsidiaries, except as set out in Section 7.21(m) of the Disclosure Schedule, the Company is entitled to make, use, sell, transmit, display, copy or otherwise reproduce, develop, distribute, bundle, modify or otherwise create derivative works regarding, market, license, sublicense and assign the Proprietary Software and the Company's Intellectual Property, and otherwise exploit all the rights related thereto, in the ordinary course of Company Business. With respect to each license or agreement by which the Company has obtained the rights to exploit the Intellectual Property rights of any other person, including the rights to make, use, sell, transmit, display, copy or otherwise reproduce, develop, distribute, bundle, modify or otherwise create derivative works regarding, market, license, sublicense or assign Intellectual Property or by which the Company has granted to any third party the right to so exploit Intellectual Property, except as set out in Section 7.21(m) of the Disclosure Schedule:

            (i) such license or agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, preference and other laws relating to or affecting enforcement of creditors' rights generally, and represents the entire agreement between the parties thereto with respect to the subject matter thereof;

            (ii) such license or agreement will not cease to be legal, valid, binding and enforceable and in full force and effect on the terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or agreement, or otherwise give any party thereto a right to terminate or amend such license or agreement, so long as the consents set out in Section 7.20 of the Disclosure Schedule are obtained;

            (iii) with respect to each such license or agreement, (A) the
                  Company has not received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms, (B) the Company has not received any notice of a breach or default under such license or agreement which breach or default has not been cured, and (C) the Company has not granted to any other person any rights, adverse or otherwise, under such license or agreement; and

            (iv) to the knowledge of the Company, no other party to such license or agreement is in breach or default thereof and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

         (n) No person has revoked the right of the Company to display, reproduce, distribute, create derivative works regarding, market, license, sublicense or otherwise exploit the use of any Intellectual Property owned or controlled by such person.

         (o) The Company Products function and perform substantially in accordance with the functional and performance characteristics attributed to the Company Products in the Company's marketing materials and in the related technical specifications. To the knowledge of the Company, there are no defects in the Proprietary Software that cause or could cause the Company Products to fail to function or perform substantially in accordance with the functional and performance characteristics attributed to the Company Products in the Company's marketing materials and in the related technical specifications. Neither the Company nor any of its Subsidiaries has received any complaints or claims from customers alleging that the Company Products fail to function or perform substantially in accordance with the functional and performance characteristics attributed to the Company Products in the Company's marketing materials and in the related technical specifications which remain unresolved. To the knowledge of the Company, the Proprietary Software is free of all viruses, worms, Trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt or are reasonably likely to disrupt its operation or that have or are reasonably likely to have an adverse impact on the operation of other software programs or operating systems.

         (p) All Proprietary Software and, to the knowledge of the Company, all Licensed Software, is Year 2000 Compliant, and to the knowledge of the Company, all other software used by the Company in the ordinary course of its business is Year 2000 Compliant.

         (q) Neither the Company nor any of its Subsidiaries have received notice of, nor does the Company or any of its Subsidiaries have any knowledge of, any law, regulation, order, action or proceeding that restricts, or that is reasonably expected to restrict in any manner, the development, use, export, import, transfer or licensing of any of the Company Products or the Company's Intellectual Property or that could reasonably be expected to affect the validity, use, registration or enforceability of any of the Company's Intellectual Property.

         (r) Section 7.21 of the Disclosure Schedule sets forth the standard Warranty Obligations contained in the Company's standard licensing agreement, together with a description of the experience of the Company with respect to the Warranty Obligations and a true, correct and complete list of (a) all other Warranty Obligations and the duration of each such other Warranty Obligation,
(b) each of the Warranty Obligations which is the subject of any dispute or, to the knowledge of the Company, threatened dispute, and (c) any unsatisfied claims under any Warranty Obligations. True and correct copies of all Warranty Obligations have been delivered to the Purchaser. There have not been any deviations from the Company's standard form Warranty Obligations except as set out in Section 7.21 of the Disclosure Schedule, and Employees and agents of the Company and its Subsidiaries are not authorized to undertake obligations to any customer or other person in excess of such Warranty Obligations. The Financial Statements reflect adequate reserves for Warranty Obligations. To the knowledge of the Company and its Subsidiaries, all Company Products manufactured, designed, licensed, or sold by the Company are and were free in all material respects from defects in construction and design and satisfy any and all contract or other specifications related thereto to the extent stated in writing in such contracts or specifications, in each case, in all material respects.

         (s) Except as otherwise set out in Section 7.21(s) of the Disclosure Schedule, in each instance where a Company Product was shipped in response to a purchase order or other standard pre-printed order form, the Company's then current standard license agreement, including the requirement that the customer use the activation key process in order to access the Company Product, was provided in response to such purchase order or standard pre-printed order form.

7.22 BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

7.23 TAXES

         (a) Except in connection with its Subsidiaries, the Company is not by agreement or otherwise subject to taxation by any jurisdiction outside of Canada, and no claim has ever been made by a taxing authority of any jurisdiction in which the Company does not file Tax returns that the Company is or may be subject to taxation by that jurisdiction.

         (b) Except as set forth in Section 7.23 of the Disclosure Schedule, each of the Company and its Subsidiaries has in a timely manner filed all Tax returns required to be filed by it, and has paid all Taxes required to be paid by it when due, and adequate provision has been made in the Financial Statements for all Taxes of any nature whatsoever for which the Company or any of its Subsidiaries may at any time in the future have any liability or obligation in respect of operations, activities or transactions occurring prior to the Closing Date.

         (c) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any present or former employee, creditor or independent contractor.

         (d) To the knowledge of the Company, there are no actions by any taxing authority in connection with assessing additional Taxes against or in respect of the Company or any of its Subsidiaries for any past period. To the knowledge of the Company, there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries threatened, claimed or raised by any taxing authority. There are no liens for Taxes upon the Assets.

         (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax returns required to be filed by, or which include or are treated as including, the Company or any of its Subsidiaries or with respect to any Tax assessment or deficiency affecting the Company or any of its Subsidiaries.

         (f) Neither the Company nor any of its Subsidiaries is a party to or bound by any obligations under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

7.24 NO UNDISCLOSED LIABILITIES

         Except for Liabilities expressly disclosed in the Financial Statements, Trade Payables and other Liabilities incurred in the ordinary course of business consistent with past practice, and the Liabilities specifically disclosed in
Section 7.24 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities of any nature.

7.25 CHANGE OF CONTROL PAYMENTS

         There are no agreements, commitments, employment policies, plans or arrangements binding on the Company or any of its Subsidiaries pursuant to which any amounts may become payable by the Company or any of its Subsidiaries (whether currently or in the future) to current or former officers, directors or employees of the Company or any of its Subsidiaries or any other person as a result of or in connection with the transactions contemplated by this Agreement.

7.26 WORKERS' COMPENSATION

         Each of the Company and its Subsidiaries has continually observed and is presently in full compliance with all workers' compensation and similar legislation, and there are no pending claims against the Company or any of its Subsidiaries under any workers' compensation plan.

7.27 STOCK RIGHTS

         As of the Closing Date, except as set out in Section 7.27 of the Disclosure Schedule, the Company shall not be obligated to issue any shares of its capital stock under any written or unwritten agreement or contingent obligation whatsoever.

7.28 U.S. ANTITRUST LAWS

         The Company and its Subsidiaries taken as a whole do not (i) hold assets located in the United States (other than investment assets, voting or non-voting securities of another person and assets included pursuant to Section 801.40(c)(2) of the Regulations under the United States Hart-Scott Rodino Antitrust Improvements Act of 1976) having an aggregate book value of $15,000,000 or more, or (ii) control any U.S. issuer with annual net sales or total assets of $25,000,000 or more.

7.29 DISCLOSURE

         No statement (including the representations and warranties set forth in Article 7 of this Agreement) by the Company contained in this Agreement, the other agreements, documents or applications to be entered into or filed in connection herewith, the exhibits and schedules attached hereto, or contained in any document, written statement or certificate furnished or to be furnished to the Purchaser or Quest or their representatives pursuant hereto or in connection with the transactions contemplated hereby having regard for the purpose for which such document, written statement or certificate was furnished, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE 8
             REPRESENTATIONS AND WARRANTIES OF THE KEY SHAREHOLDERS

8.1 REPRESENTATIONS AND WARRANTIES OF EACH KEY SHAREHOLDER

         Each Key Shareholder represents and warrants to the Purchaser, with respect to itself only, as follows:

            (a) Such Key Shareholder holds of record and owns beneficially the number of Company Shares and Options set forth opposite its name in Section 7.2 of the Confidential Disclosure Document. Such Key Shareholder has good and marketable title to the Company Shares and Options held by it. The Company Shares and Options held by such Key Shareholder are now, and will on Closing be transferred to the Purchaser, free and clear of all liens, encumbrances, security interests, restrictions on transfer, Taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or other interests of third parties of any nature whatsoever.

            (b) Except as set out in Section 8.1(b) of the Disclosure Schedule, such Key Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that could require such Key Shareholder to sell, transfer or otherwise dispose of any of the Company Shares or Company Options to another person as a consequence of entering into this Agreement or otherwise.

            (c) This Agreement and all agreements and other documents to be entered into by such Key Shareholder in connection herewith have been duly executed and delivered by, and constitute legal, valid and binding obligations of, such Key Shareholder, enforceable against such Key Shareholder in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, preference and other laws relating to or affecting enforcement of creditors' rights generally.

            (d) Except as set out in Sections 8.1(b) and 8.1(d) of the Disclosure Schedule, neither the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith nor the completion of the sale and transfer of the Company Shares and Options in accordance with the provisions hereof and of the Offer nor the consummation of the other transactions contemplated hereunder and thereunder or under such other agreements and documents will result in or constitute any of the following:

                (i) a conflict with, violation of or default under, or any event that, with notice or lapse of time or both would be a default, breach or violation of any agreement, instrument or document to which such Key Shareholder is a party or by which it is bound;

                (ii) the creation or imposition of any lien, charge, interest or encumbrance on any of the Company Shares or Company Options of such Key Shareholder; or

                (iii) a conflict with or violation or breach of any law, rule or regulation of any Governmental Authority, or any judgment, decree, order or injunction applicable to such Key Shareholder.

            (e) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained by such Key Shareholder in connection with (i) the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith, (ii) the completion of the sale and transfer of the Company Shares and Options in accordance with the provisions hereof and of the Offer, or (iii) the consummation of the other transactions contemplated hereunder and thereunder or under such other agreements and documents.

            (f) No bankruptcy or similar proceedings have been commenced or are pending or proposed in respect of such Key Shareholder.

            (g) No litigation, arbitration or other judicial or regulatory proceeding is pending or, to the knowledge of such Key Shareholder, threatened by or against such Key Shareholder before any court or any Governmental Authority which could reasonably be expected to have a material adverse effect on the ability of such Key Shareholder to consummate the transactions contemplated hereunder and under the other agreements and documents to be entered into in connection herewith.

            (h) Except as set forth in Section 8.1 of the Disclosure Schedule, such Key Shareholder is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

            (i) Except as set forth in Section 8.1 of the Disclosure Schedule,
(i) if such Key Shareholder is an individual, such Key Shareholder is a resident of the Province of Ontario, and (ii) if such Key Shareholder is a corporation or other entity, such Key Shareholder's chief executive office is located in the Province of Ontario.

8.2 REPRESENTATIONS AND WARRANTIES OF KEY SHAREHOLDER CORPORATIONS

         Each of the Key Shareholders that is a corporation represents and warrants to the Purchaser, with respect to itself only, as follows:

            (a) Such Key Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Such Key Shareholder has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into by it in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of such Key Shareholder necessary for the authorization, execution and delivery of this Agreement and all other agreements to be entered into in connection herewith by it, and the performance of the obligations of such Key Shareholder hereunder and thereunder, has been taken or will be taken prior to the Closing Date.

            (c) Neither the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith nor the completion of the sale and transfer of the Company Shares and Options in accordance with the provisions hereof and of the Offer nor the consummation of the other transactions contemplated hereunder and thereunder will result in or constitute a default under, or be in contravention or breach of any provision of, such Key Shareholder's articles of incorporation or bylaws.

                                   ARTICLE 9
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Quest and the Purchaser represent and warrant to the Key Shareholders as follows:

9.1 CORPORATE STATUS; ENFORCEABILITY

         (a) The Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Alberta. The Purchaser has conducted and will conduct no business other than holding the Company Shares and Options.

         (b) The Purchaser has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into by it in connection herewith and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and all agreements and other documents to be entered into in connection herewith by it, and the performance of the obligations of the Purchaser hereunder and thereunder, has been taken or will be taken prior to the Closing Date.

         (c) This Agreement and all agreements and other documents to be entered into by the Purchaser in connection herewith have been duly executed and delivered and constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, preference and other laws relating to or affecting enforcement of creditors' rights generally.

9.2 CAPITALIZATION

         (a) As of the date of this Agreement, the authorized capital stock of the Purchaser consists of an unlimited number of Common Shares. As of the Closing Date, the authorized capital stock of the Purchaser will consist of an unlimited number of Common Shares, an unlimited number of Subordinate Non-Voting Shares and an unlimited number of Exchangeable Shares. As of the date of this Agreement, the only issued and outstanding shares of capital stock of the Purchaser are Common Shares.

         (b) All of the Common Shares of the Purchaser are owned, beneficially and of record, by Quest. As of the Closing Date, all of the Subordinate Non-Voting Shares will be owned, beneficially and of record, by Macleod Dixon or another service provider.

         (c) All of the Common Shares of the Purchaser have been duly authorized, validly issued and are fully paid and non-assessable.

9.3 EXCHANGEABLE SHARES

         As of the Closing Date, the Exchangeable Shares will have been duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

9.4 NO CONFLICT

         Neither the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith nor the completion of the purchase and transfer of the Company Shares and Options in accordance with the provisions hereof nor the consummation of the other transactions contemplated hereunder will result in or constitute any of the following:

            (a) a conflict with, violation of or default under, or any event that, with notice or lapse of time or both would be a default, breach or violation of the articles of incorporation or by-laws of the Purchaser or any agreement, instrument or document to which the Purchaser is a party or by which it is bound;

            (b) the creation or imposition of any lien, charge, interest or encumbrance on any of the assets of the Purchaser; or

            (c) a conflict with or violation or breach of any law, rule or regulation of any Governmental Authority, or any judgment, decree, order or injunction applicable to the Purchaser.

9.5 GOVERNMENTAL APPROVALS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained by the Purchaser in connection with (i) the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith, (ii) the completion of the purchase and transfer of the Company Shares and Options in accordance with the provisions hereof, or (iii) the consummation of the other transactions contemplated hereunder or under such other agreements and documents, other than (A) the filing of a notification with Industry Canada pursuant to Section 12 of the Investment Canada Act, and (B) any consents, approvals, orders or authorizations of, or registrations, declarations or filings with, Governmental Authorities under applicable federal, state and provincial securities laws in connection with the issuance of the Exchangeable Shares and the issuance and resale of the shares of Quest Common Stock for which such Exchangeable Shares may be exchanged.

9.6 LITIGATION

         No litigation, arbitration or other judicial or regulatory proceeding is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser before any court or any Governmental Authority which could reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereunder and under the other agreements and documents to be entered into in connection herewith.

9.7 BROKERS OR FINDERS

         The Purchaser has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 10
                     REPRESENTATIONS AND WARRANTIES OF QUEST

         Quest represents and warrants to the Key Shareholders as follows:

10.1 CORPORATE STATUS; ENFORCEABILITY

         (a) Quest is a corporation duly incorporated and validly existing under the laws of the State of California.

         (b) Quest has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

         (c) All corporate action on the part of Quest necessary for the authorization, execution and delivery of this Agreement and all agreements and other documents to be entered into in connection herewith by it, and the performance of the obligations of Quest hereunder and thereunder, has been taken or will be taken prior to the Closing Date.

         (d) This Agreement and all agreements and other documents to be entered into by Quest in connection herewith have been duly executed and delivered and constitute legal, valid and binding obligations of Quest, enforceable against Quest in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, preference and other laws relating to or affecting enforcement of creditors' rights generally.

10.2 CAPITALIZATION

         (a) The authorized capital stock of Quest consists of (i) 5,000,000 Preferred Shares, and (ii) 150,000,000 Common Shares. The only issued and outstanding shares of capital stock of Quest are Common Shares. As of June 15, 2000, 85,436,392 shares of Quest Common Stock were issued and outstanding, options to acquire 16,087,208 shares of Quest Common Stock were authorized, and options to acquire 11,206,496 shares of Quest Common Stock were issued and outstanding.

         (b) All of the Common Shares of Quest have been duly authorized, validly issued and are fully paid and non-assessable.

10.3 EXCHANGEABLE SHARES

         As of the Closing Date, the shares of Quest Common Stock for which the Exchangeable Shares are exchangeable shall have been duly authorized and reserved for issuance upon the exchange of the Exchangeable Shares in accordance with the Exchangeable Share Provisions and the Exchange Trust Agreement, and upon such issuance, will be validly issued, fully paid and non-assessable.

10.4 NO CONFLICT

         Neither the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith nor the completion of the purchase and transfer of the Company Shares and Options in accordance with the provisions hereof nor the consummation of the other transactions contemplated hereunder will result in or constitute any of the following:

            (a) a conflict with, violation of or default under, or any event that, with notice or lapse of time or both would be a default, breach or violation of the articles of incorporation or by-laws of Quest or any agreement, instrument or document to which Quest is a party or by which it is bound;

            (b) the creation or imposition of any lien, charge, interest or encumbrance on any of the assets of Quest; or

            (c) a conflict with or violation or breach of any law, rule or regulation of any Governmental Authority, or any judgment, decree, order or injunction applicable to Quest.

10.5 GOVERNMENTAL APPROVALS

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained by Quest in connection with (i) the execution and delivery of this Agreement and the other agreements and documents to be entered into in connection herewith, (ii) the completion of the purchase and transfer of the Company Shares and Options in accordance with the provisions hereof, or (iii) the consummation of the other transactions contemplated hereunder or under such other agreements and documents, other than (A) the filing of a notification with Industry Canada pursuant to Section 12 of the Investment Canada Act, and (B) any consents, approvals, orders or authorizations of, or registrations, declarations or filings with, Governmental Authorities under applicable federal, state and provincial securities laws in connection with the issuance of the Exchangeable Shares and the issuance and resale of the shares of Quest Common Stock for which such Exchangeable Shares may be exchanged. 10.6 LITIGATION

         No litigation, arbitration or other judicial or regulatory proceeding is pending or, to the knowledge of Quest, threatened by or against Quest before any court or any Governmental Authority which could reasonably be expected to have a material adverse effect on the ability of Quest to consummate the transactions contemplated hereunder and under the other agreements and documents to be entered into in connection herewith.

10.7 SEC FILINGS; FINANCIAL STATEMENTS

         (a) Quest has filed all forms, reports and documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") since August 13, 1999 through the date of this Agreement (collectively, the "QUEST SEC REPORTS"). As of the respective dates they were filed, (i) the Quest SEC Reports were prepared, in all material respects, in accordance with the requirements of the Exchange Act, and (ii) none of Quest SEC Reports contained, when filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of Quest's filings with the SEC which were required under Section 13 of the Exchange Act since December 31, 1999, when taken as a whole (collectively, the "RECENT SEC REPORTS"), do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Recent SEC Reports or necessary in order to make the statements in such Recent SEC Reports, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Quest SEC Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented fairly, in all material respects, the consolidated financial position of Quest and the consolidated Quest Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).

10.8 ABSENCE OF CERTAIN CHANGES OR EVENTS

         Since December 31, 1999, except as contemplated by or as disclosed in this Agreement, or as disclosed in any Quest SEC Report filed since December 31, 1999 but prior to the date of this Agreement, there has not been any change in or effect on the business of Quest that is materially adverse to the condition (financial or otherwise) of Quest and its Subsidiaries taken as a whole, and the operations or results of operations of Quest and its Subsidiaries taken as a whole, except for any declines in the price of the shares of Quest Common Stock.

10.9 BROKERS OR FINDERS

         Quest has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 11
                         INDEMNIFICATION AND ESCROW FUND

11.1 INDEMNITY AND ESCROW FUND

         (a) From and after the Closing Date and subject to the limitations contained in this Article 11, the Securityholders shall indemnify and hold harmless the Purchaser and the Company and its Subsidiaries from and against any and all liability, loss, costs, expenses, claims or damages of any nature, including legal costs on a full indemnity basis, accountants' fees, and all other reasonable costs and expenses of litigation, investigation, defense or settlement of claims (including costs of all appeals related thereto) or threats thereof and amounts paid in settlement to the extent of the amount of such liability, loss, cost, expense, claim or other damage suffered or incurred by the Purchaser or the Company or any of its Subsidiaries (whether directly or by virtue of any third party claim) by reason of the breach by the Company or any of the Key Shareholders of any representation, warranty, covenant, agreement or other obligation of the Company or the Key Shareholders or any of them hereunder (collectively, "DAMAGES").

         (b) To secure performance of such indemnification obligations, the number of Exchangeable Shares equal in value to ten percent (10%) of the Purchase Price (the "ESCROW SHARES") shall be deposited with and registered in the name of Montreal Trust Company of Canada, as escrow agent, on the Closing Date, such deposit to constitute the escrow fund (the "ESCROW FUND") and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate the Purchaser and the Company for any Damages as hereinafter set forth.

         (c) The parties acknowledge and agree that (i) the Purchaser shall be entitled to obtain compensation for Damages from the Escrow Fund for any breach by the Company of any representation or warranty set forth in Article 7 and for any breach by the Company of any covenant, agreement or other obligation of the Company hereunder, in each case to the full extent of the Escrow Property and without regard to the ownership of the Escrow Property amongst the Securityholders or the amount of Exchangeable Shares or other Escrow Property contributed or accruing to the Escrow Fund by or for the benefit of any Securityholder, (ii) each Securityholder shall be fully liable for such Damages to the full extent of its share of the Escrow Property, and (iii) the Purchaser shall be entitled to be compensated for such Damages from any and all Escrow Property without regard to the nature of the breach resulting in such Damages. The Parties further acknowledge and agree that the Purchaser shall be entitled to obtain compensation for Damages from the Escrow Fund for any breach by any Key Shareholder of any representation or warranty of such Key Shareholder set forth in Article 8 and for any breach by any Key Shareholder of any covenant, agreement or other obligation of such Key Shareholder hereunder, in each case to the full extent of such Key Shareholder's share of the Escrow Property. Nothing contained in this Article 11 shall limit the liability of the Company or any of the Key Shareholders for any breach of any representation, warranty or covenant if the Closing is not consummated.

         (d) For purposes of determining the number and value of the Escrow Shares to be deposited into the Escrow Fund on the Closing Date, the Exchangeable Shares shall be valued at the Average Price of Quest Common Stock.

         (e) The Escrow Shares shall be exchangeable, in whole or in part, in accordance with their terms, and the shares of Quest Common Stock for which such Escrow Shares are exchangeable may be sold and the proceeds from such sale deposited in the Escrow Fund to be held in accordance with the terms of this Agreement and the Escrow Agreement, in each case with the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed.

         (f) If any Escrow Property is distributed from the Escrow Fund to the Purchaser in accordance with the terms of this Agreement and the Escrow Agreement to satisfy Damages claimed by the Purchaser, such Escrow Property shall be delivered in the following order of priority: first, any cash held in the Escrow Fund; second, any Escrow Shares; and third, any property held in the Escrow Fund other than cash or Escrow Shares.


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

11.2 ESCROW PERIOD

         The Escrow Fund shall be held by the Escrow Agent during the period commencing on the Closing Date and ending on the date that is one (1) year following the Closing Date (such period, the "ESCROW PERIOD"); provided that a portion of the Escrow Fund which, in the reasonable judgment of the Purchaser, is necessary to satisfy any unsatisfied claims specified in any Claim Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

11.3 CLAIMS ON ESCROW FUND

         (a) Upon delivery to the Escrow Agent on or before the last day of the Escrow Period of a certificate of the Purchaser (a "CLAIM CERTIFICATE") specifying the amount of the Damages claimed by the Purchaser and specifying in reasonable detail the individual items of such Damages, the date each such item was paid, or properly accrued or arose, and the nature of such item, the Escrow Agent shall, subject to Section 11.4, deliver to the Purchaser out of the Escrow Fund, as promptly as practicable, Escrow Property having a value equal to such Damages.

         (b) For purposes of determining the number and value of the Escrow Shares to be delivered out of the Escrow Fund, such Escrow Shares shall be valued at the Average Price of Quest Common Stock.

11.4 OBJECTIONS TO CLAIMS

         At the time of delivery of any Claim Certificate to the Escrow Agent, a duplicate copy of such Claim Certificate shall be delivered to the Shareholders' Agent and for a period of fifteen (15) days after such delivery, the Escrow Agent shall make no delivery of any Escrow Property to the Purchaser unless the Escrow Agent has received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such 15-day period, the Escrow Agent may make delivery of any Escrow Property in accordance with Section 11.3; provided that no such delivery shall be made if the Shareholders' Agent shall object in a written statement to the claim made in the Claim Certificate and such statement shall have been delivered to the Escrow Agent and to the Purchaser prior to the expiration of such 15-day period.

11.5 ATTEMPT TO RESOLVE CONFLICTS; ARBITRATION

         (a) If the Shareholders' Agent shall so object in writing to any claim or claims by the Purchaser made in any Claim Certificate or otherwise, the Purchaser shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after delivery of such written statement to the Shareholders' Agent there remains a dispute as to any claims, the Shareholders' Agent and the Purchaser shall attempt in good faith for thirty
(30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and the Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall, if a claim is being made against the Escrow Fund, be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Property in accordance with the terms thereof.


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

         (b) If no such agreement can be reached after good faith negotiation, either the Purchaser or the Shareholders' Agent may, by notice to the other, demand binding arbitration of the matter unless the Damages are at issue in pending litigation with a third party. If the Damages are at issue in pending litigation, then the arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. In either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such notice is sent, the Purchaser and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Claim Certificate shall be binding and conclusive upon the parties, and the Escrow Agent shall be entitled to act in accordance with such decision and withdraw Escrow Property from the Escrow Fund in accordance therewith.

         (c) Any such arbitration shall be held in the City of Ottawa in accordance with the Arbitration Act (Ontario). The parties agree that any action to compel arbitration pursuant to this Agreement may be brought in any appropriate court in the City of Ottawa and in connection with such action to compel the laws of the Province of Ontario to control. Application may also be made to such court for confirmation of any decision or award of the arbitrators, for an order of the enforcement and for any other remedies that may be necessary to effectuate such decision or award. The parties consent to the jurisdiction of such arbitrators and of such court and waive any objection to the jurisdiction of such arbitrators and such court.

         (d) If a dispute is submitted for arbitration pursuant to this Section 11.5, then notwithstanding the termination of the Escrow Period, the Escrow Agent shall continue to hold Escrow Property having a value sufficient to cover the Damages related to such dispute (the "CONTESTED DAMAGES") until:

            (i) delivery of a copy of a settlement agreement executed by the Purchaser and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the release of such Escrow Property that shall be made with respect to the Contested Damages;

            (ii) delivery of a copy of the final decision of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Property that shall be made with respect to the Contested Damages; or

            (iii) receipt of a court order or judgment directing the Escrow
                  Agent to act with respect to the distribution of the Escrow Property.

         The Escrow Agent shall thereupon release the Escrow Property in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this Agreement, including Contested Damages, the Escrow Agent will not be required to resolve the controversy.


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

11.6 SHAREHOLDERS' AGENT

         (a) Ronald P. Dizy is constituted and appointed as agent ("SHAREHOLDERS' AGENT") for and on behalf of the Securityholders to give all notices and communications on behalf of the Securityholders relating the matters contemplated in this Article 11, to authorize delivery to the Purchaser of the Escrow Property from the Escrow Fund in satisfaction of claims by the Purchaser, to settle any other claims for indemnification, to object to such withdrawal, to agree to, negotiate, enter into settlements and compromises of, and comply with orders and awards of arbitrators and/or courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the Majority Key Shareholders from time to time upon not less than ten (10) days' prior notice to the Purchaser and Quest. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for its services. Notices and communications from the Shareholders' Agent relating to the matters contemplated in this Article 11 shall constitute notice from the Securityholders.

         (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Key Shareholders shall severally, in proportion to their ownership of the Company Shares and Options immediately prior to the sale of such shares to the Purchaser, indemnify the Shareholders' Agent and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of its duties hereunder.

11.7 ACTIONS OF THE SHAREHOLDERS' AGENT

         Any decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Securityholders and shall be final, binding and conclusive upon each of the Securityholders, and the Escrow Agent and the Purchaser may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every Securityholder. The Escrow Agent and the Purchaser shall be relieved from any liability to any person for any acts done by the Purchaser in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

11.8 THIRD-PARTY CLAIMS

         In the event that a third party asserts or threatens a claim which the Purchaser believes may result in a demand against the Escrow Fund, the Purchaser shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent on behalf of the Securityholders shall be entitled, at the Securityholders' expense, to participate in any defense of such claim. Unless the Shareholders' Agent elects to assume such defense (with counsel reasonably acceptable to the Purchaser, and provided that the Securityholders have reasonable means to put on such a defense), the Purchaser shall have the right to settle any such claim (with its own counsel); provided that the Purchaser may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent and the Securityholders shall have no power or authority to object under any provision of this Article 11 to the amount of any claim by the Purchaser against the Escrow Fund for indemnity with respect to such settlement.


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

11.9 LIMITATIONS

         (a) Notwithstanding anything else set forth herein, the Purchaser may not receive any Escrow Property from the Escrow Fund and shall not otherwise be entitled to any indemnification under this Article 11 unless and until a Claim Certificate or Claim Certificates specifying Damages in an amount not less than One Hundred Thousand Dollars ($100,000) in the aggregate have been delivered to the Shareholders' Agent as provided in Section 11.3, in which case the Purchaser shall be entitled to be indemnified out of the Escrow Property and otherwise for the full amount of any and all Damages, including the initial Damages up to such $100,000 threshold.

         (b) The parties understand and agree that the liability of the Key Shareholders for the breach of any representation, warranty, covenant agreement or other obligation under this Agreement, including the indemnity obligations of the Key Shareholders under this Article 11, shall terminate on the date that is:

            (i) two (2) years following the Closing Date with respect to claims based on a breach of any of the representations and warranties set forth in Sections 7.1, 7.2, 7.21, 8.1 or 8.2;

            (ii) four (4) years following the Closing Date with respect to claims based on a breach of any of the representations and warranties set forth in Section 7.23; and

            (iii) one (1) year following the Closing Date for all other claims;

except insofar as a claim for indemnification under this Article 11 has been asserted and such claim has not been resolved on or prior to such date in accordance with the terms of this Agreement, the Escrow Agreement or otherwise, in which case the indemnity obligations of the Key Shareholders relating to such dispute shall survive until the resolution of such dispute.

11.10 RECOURSE

         (a) Notwithstanding anything contained herein, each Key Shareholder shall remain severally liable to the extent of its respective share of the Purchase Price for Damages arising from the breach of any representations, warranties, covenants, agreements or other obligations of the Company or such Key Shareholder hereunder if the Escrow Fund is insufficient to satisfy such claims, provided that in no event shall any Key Shareholder be liable for any claims hereunder in an amount exceeding such Key Shareholder's share of the Purchase Price. If the Closing is consummated, the indemnifications provided under this Article 11 shall constitute the sole recourse of the Purchaser and Quest for the breach of any representations, warranties, covenants, agreements or other obligations of the Company or such Key Shareholder hereunder. Nothing herein shall limit the Purchaser's right to seek recourse against any person, including any Key Shareholder, for claims based on fraud.


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

         (b) The liability of Securityholders, other than the Key Shareholders, with respect to the indemnity in Section 11.1 shall be limited to the Escrow Fund, provided however that nothing herein shall limit in any way the Purchaser's right to seek recourse against any such Securityholder for: (a) claims based on fraud by such Securityholder; or (b) claims based on a breach of any other representation, warranty or covenant of such Securityholder in the Letter of Transmittal and Option Exchange Agreement delivered by such Securityholder pursuant to the Offer.

         (c) Notwithstanding anything contained in this Agreement (including the provisions of Section 6.7(c)), the Offer or any instrument or document relating hereto or thereto, each of the Key Shareholders acknowledges and agrees that none of the Key Shareholders shall have any recourse of any kind whatsoever against the Company for any breach by the Company of any representation, warranty, covenant, agreement or other obligation of the Company hereunder, and each Key Shareholder hereby waives any and all rights and remedies, including any right of set-off, that it may have against the Company for any such breach. In furtherance and not in limitation of the foregoing, it is the intent of the Parties that each of the Purchaser and the Company and its Subsidiaries shall have the full benefit of the rights granted to them under this Article 11 and that such rights shall not be affected by any claim of any Key Shareholder relating to any breach by the Company of any of its representations, warranties, covenants, agreements or other obligations hereunder.

                                   ARTICLE 12
            QUEST GUARANTEE; MATTERS RELATING TO REGISTRATION RIGHTS

12.1 QUEST GUARANTEE

         If, for any reason, the Purchaser shall fail to perform any of its obligations under this Agreement, Quest shall, upon receipt of notice from the Key Shareholders, forthwith perform or cause the performance of such obligations subject to all of the terms, conditions, qualifications, provisions and limitations set forth herein and in the other agreements and documents to be entered into in connection herewith; provided that the parties agree that Quest may assert any defense, claim, counterclaim, set-off or other right or remedy that may be available to the Purchaser in connection with the performance of such obligations.

12.2 SUSPENSION OF SALES

         Each Key Shareholder agrees that it shall not sell Registrable Shares pursuant to the Registration Statement after receiving notice of a suspension period pursuant to Section 4.11(a)(iii) of the Exchange Trust Agreement.

12.3 NOTICE OF SALES

         Any Key Shareholder proposing to sell Registrable Securities pursuant to the Registration Statement shall provide Quest with written notice of such sale at least three (3) Business Days prior to the date of the contemplated sale.


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

12.4 INDEMNITY

         In connection with the registration of Registrable Securities pursuant to Section 4.11 of the Exchange Trust Agreement, Quest will indemnify and hold harmless the seller of such Registrable Securities, and each other person, if any, who controls such seller within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements), joint or several, to which such seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented, if Quest shall have filed with the SEC any amendment thereof or supplement thereto), or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and will reimburse such seller and each such controlling person for any legal or other expenses reasonably incurred by such seller or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, provided, that Quest will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Quest through an instrument duly executed by, or on behalf of, such seller specifically for use in the preparation thereof. In connection with the registration of Registrable Securities under the Securities Act pursuant to
Section 4.11 of the Exchange Trust Agreement, each Key Shareholder severally and not jointly, will indemnify and hold harmless Quest, each person, if any, who controls Quest within the meaning of Section 15 of the Securities Act, each officer of Quest who signs the Registration Statement, and each director of Quest, against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements on a full indemnity basis), joint or several, to which Quest or such officer, director or controlling person may become subject under the Securities Act or otherwise, and will reimburse Quest or such officer, director or controlling person for any legal or other expenses reasonably incurred by Quest or such officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) of a material fact referred to in clause (i) or (ii) of this
Section 12.4, and provided, however, that this paragraph shall apply if and only if such statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with information furnished in writing to Quest by or on behalf of such Key Shareholder specifically for use in such registration statement or prospectus. No Key Shareholder shall be obligated under this Section 12.4 or under Section 4.11(d) of the Exchange Trust Agreement for any amount in excess of the proceeds such Key Shareholder shall have received from the sale or disposition of the shares of Quest Common Stock included in such registration.


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

12.5 INDEMNIFICATION PROCEDURES

         Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 12.5 or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel approved by such indemnified party, such approval not to be unreasonably withheld; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to Quest, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this
Section 12.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel approved by the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party, in the defense of any such claim shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim.

                                   ARTICLE 13
                                   TERMINATION

13.1 TERMINATION

         This Agreement may be terminated at any time prior to the Closing Date:

            (i)   by mutual written agreement of the parties;

            (ii) by the Purchaser (provided that neither the Purchaser nor Quest is in material breach of this Agreement), if there has been a breach by any of the Key Shareholders or the Company of any representation, warranty, covenant, agreement or other obligation set forth in this Agreement on the


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

                  part of any of the Key Shareholders or the Company which is material and which such Key Shareholder or the Company, as the case may be, fails to cure within five (5) Business Days after notice thereof is given by the Purchaser to the Company and the Key Shareholders (except that no cure period shall be provided for a breach that by its nature cannot be cured);

            (iii) by the Key Shareholders (provided none of the Key Shareholders or the Company is in material breach of this Agreement), if there has been a breach by the Purchaser or Quest of any representation, warranty, covenant, agreement or other obligation set forth in this Agreement on the part of the Purchaser or Quest which is material and which the Purchaser or Quest fails to cure within five (5) Business Days after notice thereof is given by the Key Shareholders to the Purchaser and Quest (except that no cure period shall be provided for a breach by the Purchaser or Quest which by its nature cannot be cured);

            (iv) by the Purchaser, by giving notice to the Company and the Key Shareholders, if the Closing shall not have occurred on or before August 18, 2000 by reason of the failure of any condition precedent under Section 6.5 or 6.6 (unless the failure results primarily from a breach by the Purchaser or Quest of any representation, warranty, covenant, agreement or other obligation of the Purchaser or Quest contained in this Agreement or the failure of the Purchaser or Quest to fulfill a condition precedent required to be fulfilled by it prior to Closing);

            (v) by the Purchaser, by giving notice to the Company and the Key Shareholders, in accordance with Section 3.3(b);

            (vi) by the Key Shareholders, by giving notice to the Purchaser and Quest, if the Closing shall not have occurred on or before August 18, 2000 by reason of the failure of any condition precedent under Section 6.5 or 6.7 (unless the failure results primarily from a breach by any of the Key Shareholders or the Company of any representation, warranty, covenant, agreement or other obligation of any of the Key Shareholders or the Company contained in this Agreement or failure of such Key Shareholder or the Company, as the case may be, to fulfill a condition precedent required to be fulfilled by it prior to Closing); or

            (vii) by the Key Shareholders or the Purchaser:

                  (A) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated in this Agreement shall have become final and non-appealable; or

                  (B) if there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the consummation of the transactions contemplated in this Agreement by any Governmental Authority which would make consummation of the transactions contemplated in this Agreement illegal or which would prohibit the Purchaser's ownership or operation of all or a material portion of the Company Business or the Principal Assets, or compel the Purchaser to dispose of or hold separately all or a material portion of the Company Business or the Principal Assets.

13.2 NON-SOLICITATION OF EMPLOYEES

         The parties agree that, if this Agreement is terminated pursuant to this Article 13, for a period of one (1) year following the date of such termination, (i) neither Quest nor any of its Affiliates shall solicit, induce or attempt to induce, directly or indirectly and whether on its own behalf or on behalf of any other person, any person who at any time within the previous one
(l) year period shall have been an employee of the Company or any of its Affiliates, whether on a full-time or part-time basis, to become employed by or associated with Quest or any of its Affiliates or any other person, and neither Quest nor any of its Affiliates shall approach any such employee for such purpose or authorize or knowingly approve the taking of such action by any other person or assist any other person in taking such action, and (ii) neither the Company nor any of its Affiliates shall solicit, induce or attempt to induce, directly or indirectly and whether on its own behalf or on behalf of any other person, any person who at any time within the previous one (l) year period shall have been an employee of Quest or any of its Affiliates, whether on a full-time or part-time basis, to become employed by or associated with the Company or any of its Affiliates or any other person, and the neither the Company nor any of its Affiliates shall approach any such employee for such purpose or authorize or knowingly approve the taking of such action by any other person or assist any other person in taking such action.

13.3 SURVIVAL OF OBLIGATIONS UPON TERMINATION

         If this Agreement is terminated pursuant to this Article 13, all obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for (i) any liability of any party for breach of this Agreement prior to such termination, (ii) the provisions of
Section 13.2, and (iii) the provisions of Article 14, all of which shall survive such termination.

                                    ARTICLE 14
                                     GENERAL

14.1 PUBLIC ANNOUNCEMENT; DISCLOSURE

         (a) No party shall make any public announcement concerning this Agreement or the matters contemplated herein, their discussions or any other memoranda, letters or agreements between the parties relating to the matters contemplated herein without the prior consent of the other party; provided that the parties may at any time make disclosure if it is advised by independent counsel that such disclosure is required by Nasdaq or under applicable law or regulatory authority, which disclosure will be subject to the prior review of Purchaser or the Company and the Key Shareholders, as the case may be.

         (b) Except as permitted by Section 14.1(a), under no circumstances will the parties (or any of their respective officers, directors, employees, shareholders, Affiliates or advisors) discuss or disclose the existence or terms of this Agreement or any other agreement or document to be executed and delivered by any of the parties with or to any third party other than such legal, accounting and financial advisors of such parties who have a need to know such information.

14.2 MUTUAL DRAFTING

         This Agreement is the joint product of the parties and each provision hereof has been subject to the mutual consideration, negotiation and agreement of all of the parties and shall not be construed for or against any party.

14.3 BROKERS' FEES

         No party shall be liable to any other party for the payment of any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and each of the parties agrees to indemnify the others from any such payment or claim therefor and from any liability, loss, costs (including legal costs on a full indemnity basis) or damages suffered or incurred in connection therewith.

14.4 NOTICES

         All notices and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the parties for the service of any such notices or other communications shall be as set forth in Schedule G. All notices and communications given in connection with this Agreement shall be sufficiently given if addressed as aforesaid and either delivered by hand or by reputable courier or overnight courier service or overnight mail to the intended recipient's address for service as set forth above, or sent by direct facsimile telecommunication to such party at its fax number as set forth above (with receipt confirmed). Any notice so given shall be deemed to have been given and received on the first Business Day on which it is presented during normal business hours at the address for service of the addressee thereof, or, in the case of a direct facsimile telecommunication, on the day on which it is transmitted if transmitted prior to or during normal business hours on a Business Day, or on the first Business Day following the day on which it is transmitted if transmitted otherwise. A party may change its address for service by giving written notice thereof to the other parties.

14.5 TRANSACTION EXPENSES

         If the transactions contemplated hereby are not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. If the transactions contemplated hereby are consummated, all Company Transaction Expenses in excess of $150,000 shall be deemed expenses of the Securityholders and shall be reimbursed by the Securityholders to the Purchaser in accordance with Section 3.3.

14.6 ASSIGNMENT

         None of the Key Shareholders or the Company shall assign any rights or obligations under or in respect of this Agreement without the prior written consent of the Purchaser. Each of the Purchaser and Quest shall be entitled to assign the whole or any portion of its interest in and in respect of this Agreement at any time prior to or following Closing, provided that it shall not thereby be relieved of its liability to the Key Shareholders for the performance of its obligations hereunder, unless the Key Shareholders otherwise agree.

14.7 GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, and the laws of Canada applicable therein.

14.8 ENUREMENT; NO THIRD PARTY BENEFICIARIES RIGHTS

         (a) This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, administrators, trustees, legal representatives, receivers, successors and permitted assigns.

         (b) No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, shareholder, officer, director, employee or partner of any party or any other person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be solely for the benefit of the respective parties to this Agreement.

14.9 FURTHER ASSURANCES

         Each of the parties shall from time to time and at all times following the Closing, without further consideration, do and perform all such further acts and things, and execute and deliver all such further agreements, assurances, deeds, assignments, conveyances, notices, releases and other documents and instruments, as may reasonably be required to more fully assure the transfer of the Company Shares and Options to the Purchaser in accordance with the provisions of this Agreement, and otherwise to assure the carrying out of the intent and purpose of this Agreement.

14.10 AMENDMENT; NO WAIVER

         (a) This Agreement may be amended only by written instrument executed by each of the parties.

         (b) No failure by any party to exercise, and no delay by any party in exercising, any right, power or remedy hereunder shall impair any right, power or remedy which such party may have, nor shall such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement or in connection with the transactions contemplated hereby. No waiver of any breach or default hereunder of any party shall be deemed a waiver of any default or breach subsequently occurring hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

14.11 NON-MERGER; SURVIVAL

         All representations, warranties, covenants, agreements and other obligations contained in this Agreement or in any other agreement or document delivered pursuant hereto shall survive the Closing and shall not merge in any conveyance, transfer, assignment or other document or instrument issuing pursuant hereto or in connection herewith. Without limiting the generality of the foregoing, the liability of a party for any breach of any of its representations, warranties, covenants, agreements or other obligations hereunder prior to the completion of the purchase and sale contemplated hereby and by the Offer shall not be extinguished or in any manner diminished by such completion.

14.12 SEVERABILITY

         If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

14.13 OTHER REMEDIES

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

14.14 SPECIFIC PERFORMANCE

         THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN COURT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

14.15 ACTION BY KEY SHAREHOLDERS

         Notwithstanding anything contained herein, any waiver of any condition by the Key Shareholders hereunder and any determination by the Key Shareholders to terminate this Agreement in accordance with the terms hereof shall be made by the Majority Key Shareholders.

Any act by the Key Shareholders or by the Shareholders' Agent hereunder or under the Escrow Agreement shall be made only upon the direction of the Majority Key Shareholders. All of the Key Shareholders shall be bound by any such act undertaken in accordance with this Section 14.15.

14.16 ENTIRE AGREEMENT

         Except for the Confidentiality Agreement, this Agreement and the Offer expresses and constitutes the entire agreement among the parties with respect to the purchase and sale of the Company Shares and Options and the other transactions contemplated in this Agreement and the Offer, and supersedes any previous agreements or understandings with respect to the purchase and sale of the Company Shares and Options, including the Summary of Proposed Terms dated May 5, 2000 among Quest, the Company, and Newbridge Networks Corporation, Ontario Teachers' Pension Plan Board, 300188 Nova Scotia Limited, Wesley Clover Corporation, Eric Kitchen and David Seguin, as principal shareholders of the Company. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall remain in full force and effect until terminated in accordance with its terms or by the mutual agreement of the parties thereto.

14.17 COUNTERPART EXECUTION

         This Agreement may be executed in separate counterparts, and the executed counterparts shall together constitute one instrument and have the same force and effect as if both of the parties had executed the same instrument.

         IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written.


---------------------------------            -----------------------------------
Witness                                      ERIC KITCHEN


---------------------------------            -----------------------------------
Witness                                      DAVID SEGUIN


                                             ALCATEL NETWORKS CORPORATION

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             10729 NEWFOUNDLAND LIMITED

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             ONTARIO TEACHERS PENSION PLAN BOARD

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

------------------------------------         -----------------------------------
Witness                                      RONALD P. DIZY,
                                             as the Shareholders' Agent


                                             FASTLANE TECHNOLOGIES INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             881229 ALBERTA LTD.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             QUEST SOFTWARE, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                              ACQUISITION AGREEMENT
                               AMENDING AGREEMENT


               THIS AMENDING AGREEMENT is made as of the 4th day of August, 2000.

BETWEEN:


               ERIC KITCHEN, an individual residing in the City of Halifax in the Province of Nova Scotia, DAVID SEGUIN, an individual residing in the City of Kanata in the Province of Ontario, ALCATEL NETWORKS CORPORATION, a company constituted under the Canada Business Corporations Act, 10729 NEWFOUNDLAND LIMITED, a company incorporated pursuant to the laws of the Province of Newfoundland, and ONTARIO TEACHERS PENSION PLAN BOARD, a non-share capital corporation governed by the laws of the Province of Ontario

               (the "KEY SHAREHOLDERS")

                                     - and -

               RONALD P. DIZY
               (the "SHAREHOLDERS' AGENT")

                                     - and -

               FASTLANE TECHNOLOGIES INC., a company continued under the Canada Business Corporations Act

               (the "COMPANY")

                                     - and -

               881229 ALBERTA LTD., a company incorporated pursuant to the laws of Alberta

               (the "PURCHASER")

                                     - and -

               QUEST SOFTWARE, INC., a company incorporated pursuant to the laws of the State of California

               ("QUEST")

                  WHEREAS the Key Shareholders, the Shareholders' Agent, the Company, the Purchaser and Quest are parties to that certain Acquisition Agreement (the "Agreement") executed and delivered the 28th day of June, 2000.

                  AND WHEREAS the parties wish to amend the Agreement.

                  NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       AMENDMENTS

         (a) Section 1.1 of the Agreement is amended by adding the following definitions thereto in appropriate alphabetical order:

                  "ALCATEL" means Alcatel Networks Corporation, formerly Newbridge Networks Corporation.

                  "FUNDING AGREEMENT" means the Funding Agreement dated as of December 20, 1996, between Alcatel and the Company, as in effect as of June 28, 2000.

                  "GOVERNMENT OF NOVA SCOTIA" means Her Majesty the Queen in Right of the Province of Nova Scotia.

                  "INVESTMENT AMOUNT" has the meaning given such term in the Funding Agreement.

                  "LOAN DOCUMENTS" means the Promissory Note and the Security Agreement.

                  "N.S. INVESTMENT AGREEMENT" means the Nova Scotia Information Highway Investment Agreement dated 1996 between Alcatel and the Government of Nova Scotia, as in effect as of June 28, 2000.

                  "PROMISSORY NOTE" means the Amended and Restated Promissory Note dated as of July 31, 2000, executed by the Company in favor of the Purchaser, in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000).

                  "SECURITY AGREEMENT" means the Security Agreement dated as of July 31, 2000, executed by the Company in favor of the Purchaser, as amended, supplemented or otherwise modified from time to time.

         (b)      The definition of "Permitted Encumbrances" found in Section
                  1.1 of the Agreement is amended by adding the following subclause thereto:

                  " and

                  (iv)     the Loan Documents."

         (c) Each of Sections 1.1 and 11.1(b) of the Agreement is amended by deleting the phrase "Montreal Trust Company of Canada" in each place where it appears and replacing it with the phrase "Computershare Investor Services Inc. (formerly Montreal Trust Company of Canada)".

         (d) Section 2.1(a) of the Agreement is amended by deleting the phrase "not later than ten (10) Business Days following the date of this Agreement", and replacing that deleted phrase with "not later than August 21, 2000".

         (e) Section 2.1(b) of the Agreement is amended by adding thereto immediately following the words "as of the date hereof" the phrase ", with such amendments as are required to reflect (i) the provisions of the Acquisition Agreement Amending Agreement dated August 4, 2000 among the parties hereto and (ii) the proposal of the Minister of Finance dated June 22, 2000 to amend the provisions of s. 94.2 of the Income Tax Act (Canada) regarding non-resident trusts and foreign investment entities."

         (f) Section 3.1 of the Agreement is amended by adding at the end thereof immediately preceding the period the phrase ",subject to the adjustment set out in Section 3.3(c)."

         (g) Section 3.2(a) of the Agreement is amended by deleting the second sentence thereof and replacing it with the following sentence:

                  "Sixty-five million dollars ($65,000,000) of the Purchase Price shall be payable to the Securityholders in the form of Exchangeable Shares and Exchangeable Share Options and the remainder of the Purchase Price shall be payable to the Securityholders in the form of cash."

         (h) Section 3.3 of the Agreement is amended by adding the following text as sub-section (c):

                  "(c) Any amount that has been withdrawn from the bank account established by the Company pursuant to the Promissory Note upon or before Closing, together with interest accrued thereon, shall be deducted from the cash portion of the Purchase Price to be delivered to the Securityholders pursuant to Section 3.2(a)."

         (i) Section 4.2(e) of the Agreement is amended by inserting the phrase "those incurred pursuant to the Loan Documents, and " after the phrase "other than".

         (j) Section 4.2 of the Agreement is amended by adding the following text as subsection (cc) immediately following subsection (bb) thereof:

                  "(cc) request or receive any further disbursement under the Funding Agreement;"

         (k) Each of Sections 4.9(a)(ii), 6.1, 13.1(iv) and 13.1(vi) of the Agreement is amended by deleting the date August 18, 2000 and replacing the deleted date with September 15, 2000.

         (l) The following new Section 4.10 is added to the Agreement immediately following Section 4.9 thereof:

                  "4.10    COVENANT OF THE PURCHASER

                           The Purchaser covenants that if the consent and
                  waivers of the Government of Nova Scotia contemplated in clause (i) of Section 6.7(f) have not been obtained on or prior to the Closing Date, the Purchaser shall pay to Alcatel on behalf of the Company simultaneously with the consummation of the Closing the amount of Canadian $6,418,616.00 (such amount being equal to eighty percent (80%) of the Investment Amount) in full satisfaction and discharge of all obligations and liabilities of the Company under the Funding Agreement, which satisfaction and discharge shall be in form and substance satisfactory to the Purchaser acting reasonably and shall be delivered to the Purchaser against payment of such amount by the Purchaser; provided that the Purchaser shall not be obligated to make such payment if Alcatel has not received on or before Closing from the Government of Nova Scotia the satisfaction and discharge contemplated in clause (ii) of
                  Section 6.7(f) or if any condition precedent to the Purchaser's obligation to consummate the Closing has not been satisfied or waived by the Purchaser on or prior to the Closing Date."

         (m) Section 6.6(i) of the Agreement is deleted and replaced with the following:

                  "Either (i) the satisfaction and discharge of all obligations and liabilities of the Company under the Funding Agreement contemplated in Section 4.10 has been delivered to the Purchaser, or (ii) (A) all right, title and interest of Alcatel in, under and to the N.S. Investment Agreement has been assigned to the Purchaser or an Affiliate of the Purchaser effective as of the Closing Date, (B) all right, title and interest of Alcatel in, under and to the Funding Agreement has been assigned to the Purchaser or an Affiliate of the Purchaser effective as of the Closing Date, (C) there shall have been delivered to the Purchaser an amendment to the N.S. Investment Agreement clarifying the definition of "Gross Annual Sales" thereunder, and (D) there shall have been delivered to the Purchaser the consent of the Government of Nova Scotia to the assignments contemplated in clauses (ii)(A) and (ii)(B) above together with waivers of any default by Alcatel under the N.S. Investment Agreement and of any default by the Company under the Funding Agreement and releases, all in form and substance satisfactory to the Purchaser, acting reasonably."

         (n)      Section 6.7(e) of the Agreement is deleted.

         (o) Section 6.7(f) of the Agreement is deleted and replaced with the following:

                  "Either (i) the consent of the Government of Nova Scotia to the assignments contemplated in clauses (ii)(A) and (ii)(B) of
                  Section 6.6(i) together with waivers by the Government of Nova Scotia of any default by Alcatel under the N.S. Investment Agreement and of any default by the Company under the Funding Agreement and releases, have been obtained by Alcatel in form and substance satisfactory to Alcatel, acting reasonably, or
                  (ii) the Purchaser has made the payment to Alcatel contemplated in Section 4.10 and Alcatel has received from the Government of Nova Scotia a full satisfaction and discharge of all obligations and liabilities of Alcatel under the N.S. Investment Agreement, which satisfaction and discharge shall be in form and substance satisfactory to Alcatel, acting reasonably."

         (p) Each of Sections 7.7(c) and 7.7(f) of the Agreement is amended by inserting the phrase "other than the Liabilities created pursuant to the Loan Documents" at the end thereof.

         (q) Section 7.24 of the Agreement is amended by inserting the phrase ", the Liabilities created pursuant to the Loan Documents" after the words "Trade Payables".

         (r) Section 14.16 of the Agreement is amended by adding the following sentence to the end thereof:

                  "Nothing contained herein shall affect the rights and obligations of the Purchaser and the Company under the Loan Documents, which shall remain in full force and effect and shall not be amended or modified in any respect by this Agreement or any other agreement or documents to be executed or delivered in connection herewith."

         (s) Schedule "A" of the Agreement is amended by adding the text of Exhibit "A" hereto to Section 7.12(b) of the Disclosure Schedule.

         (t) Schedule "F" of the Agreement is deleted and replaced with Exhibit "B" hereto.


2.                WAIVERS

         (a) The Purchaser waives the Material Adverse Effect constituted by or which may hereafter be constituted by sales revenue from the sales and licenses of Company Products being less than projected by the Company, including without limitation the failure of the Company to meet projected sales revenue described in the correspondence from the Purchaser to the other parties hereto dated July 14, 2000.

         (b) The Purchaser waives any right or remedy arising from the nondisclosure of the information contained in Exhibit "A" hereto prior to the date hereof.

3.       INTERPRETATION

                  The Agreement and this Amending Agreement shall hereafter be read together and construed as one document. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Agreement.

4.                RATIFICATION

                  Except and only subject to the amendments herein contained, the Agreement remains in all respects the same, continues in full force and effect, and is hereby ratified and confirmed. For greater certainty, the parties acknowledge and agree that, except as specifically set out in Clause 2 hereof, this Amending Agreement does not constitute a waiver by the Purchaser of any right, power or remedy that it may have or an acquiescence in any breach or default of any other party pursuant to the Agreement.

                  IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written.


-------------------------------------      -------------------------------------
Witness                                    ERIC KITCHEN


-------------------------------------      -------------------------------------
Witness                                    DAVID SEGUIN

                                           ALCATEL NETWORKS CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           10729 NEWFOUNDLAND LIMITED


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           ONTARIO TEACHERS PENSION PLAN BOARD


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



-------------------------------------      -------------------------------------
Witness                                    RONALD P. DIZY,
                                           as the Shareholders' Agent

                                           FASTLANE TECHNOLOGIES INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           881229 ALBERTA LTD.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           QUEST SOFTWARE, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title: